UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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ATLAS AIR WORLDWIDE HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

N/A

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ATLAS AIR WORLDWIDE HOLDINGS, INC.
2000 Westchester Avenue
Purchase, New York 10577-2543

April 16, 2007

Dear Stockholder:

On behalf of the Board of Directors, I cordially invite you to attend the 2007 Annual Meeting of Stockholders of Atlas Air Worldwide Holdings, Inc. The Annual Meeting will be held at 10:00 a.m., local time, on Wednesday, May 23, 2007, at the offices of Ropes & Gray LLP, 1211 Avenue of the Americas, 38th Floor, New York, NY 10036.

The business to be conducted at the meeting is outlined in the attached Notice of Annual Meeting and Proxy Statement. The annual report for the year ended December 31, 2006 is also enclosed.

The shares represented by your proxy will be voted at the Annual Meeting as therein specified (if the proxy is properly executed, returned and not revoked). Accordingly, we request that you promptly sign, date and mail the enclosed proxy in the accompanying prepaid envelope provided for your convenience. You may revoke your proxy at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attending the Annual Meeting in and of itself will not constitute a revocation of a proxy.

Sincerely,

EUGENE I. DAVIS
Chairman of the Board of Directors

ATLAS AIR WORLDWIDE HOLDINGS, INC.
2000 WESTCHESTER AVENUE
PURCHASE, NEW YORK 10577-2543

Notice of 2007 Annual Meeting of Stockholders
To be held on May 23, 2007

We will hold the 2007 Annual Meeting of Stockholders of Atlas Air Worldwide Holdings, Inc., a Delaware corporation, on Wednesday, May 23, 2007, at 10:00 a.m., local time, at the offices of Ropes & Gray LLP, 1211 Avenue of the Americas, 38th Floor, New York, NY 10036, for the following purposes:

1.	To elect a board of directors to serve until the 2008 Annual Meeting of Stockholders or until their successors are elected and qualified;

2. To consider and vote on a proposal to approve our 2007 Incentive Plan; and

3.	To transact such other business, if any, as may properly come before the meeting and any adjournments thereof.

The foregoing matters are described in more detail in the Proxy Statement that is attached to this notice.

Only stockholders of record at the close of business on March 26, 2007, which date has been fixed as the record date for notice of the Annual Meeting, are entitled to receive this notice and to vote at the meeting and any adjournments thereof.

YOUR VOTE IS VERY IMPORTANT. WE HOPE YOU WILL ATTEND THIS ANNUAL MEETING IN PERSON, BUT IF YOU CANNOT, PLEASE SIGN AND DATE THE ENCLOSED PROXY. RETURN THE PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE RETURNED A PROXY. IF YOU HAVE RECEIVED MORE THAN ONE PROXY CARD, IT IS AN INDICATION THAT YOUR SHARES ARE REGISTERED IN MORE THAN ONE ACCOUNT. PLEASE COMPLETE, DATE, SIGN AND RETURN EACH PROXY CARD YOU RECEIVE.

By Order of the Board of Directors

WILLIAM J. FLYNN
President and Chief Executive Officer

April 16, 2007

ATLAS AIR WORLDWIDE HOLDINGS, INC.
2000 Westchester Avenue
Purchase, New York 10577-2543

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
MAY 23, 2007

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or “Board”) of Atlas Air Worldwide Holdings, Inc., a Delaware corporation (“AAWW”), for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 23, 2007, at the offices of Ropes & Gray LLP, 1211 Avenue of the Americas, 38th Floor, New York, NY 10036 at 10:00 a.m., local time, and at any adjournments or postponements of the Annual Meeting. It is expected that this Proxy Statement and the accompanying proxy will first be mailed or delivered to stockholders beginning on or about April 16, 2007. Proxies may be solicited in person, by telephone or by mail, and the costs of such solicitation will be borne by AAWW.

AAWW was incorporated in Delaware in 2000 and is a holding company with two principal wholly owned operating subsidiaries — Atlas Air, Inc. (“Atlas”) and Polar Air Cargo, Inc. (“Polar”). Except as otherwise noted, Atlas, Polar and AAWW (along with AAWW’s other subsidiaries) are collectively referred to herein as the “Company,” “AAWW,” “we,” “us,” or “our.”

ABOUT THE ANNUAL MEETING

At our Annual Meeting, the holders of shares of our Common Stock, par value $0.01 per share (the “Common Stock”), will act upon the matters outlined in the notice of meeting on the cover page of this Proxy Statement, in addition to transacting such other business, if any, as may properly come before the meeting or any adjournments thereof. The shares represented by your proxy will be voted as indicated on your proxy, if properly executed. If your proxy is properly signed and returned, but no directions are given on the proxy, the shares represented by your proxy will be voted:

•	FOR the election of the director nominees named herein, to serve until the 2008 Annual Meeting or until their successors are elected and qualified (Proposal No. 1).

•	FOR approving AAWW’s 2007 Incentive Plan (the “Incentive Plan”) in conformance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) (Proposal No. 2).

In addition, if any other matters are properly submitted to a vote of stockholders at the Annual Meeting, the accompanying form of proxy gives the proxy holders the discretionary authority to vote your shares in accordance with their best judgment on that matter. Unless you specify otherwise, it is expected that your shares will be voted on those matters as recommended by our Board of Directors, or if no recommendation is given, in the proxy holders’ discretion.

Record Date and Voting Securities

All of our stockholders of record at the close of business on March 26, 2007 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. As of the Record Date, there were 21,267,947 shares of Common Stock issued and outstanding. Each outstanding share of Common Stock will be entitled to one vote on each matter considered at the Annual Meeting. A description of certain restrictions on voting by stockholders who are not “U.S. citizens,” as defined by applicable laws and regulations, can be found in “Additional Information — Limited Voting by Foreign Owners” at the end of this Proxy Statement.

Shares Registered in the Name of a Bank, Broker or Nominee

Brokerage firms and banks holding shares in street name for customers are required to vote such shares in the manner directed by their customers. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote and are also invited to attend the meeting. Your broker, bank or nominee has enclosed herein or separately provided a voting instruction card for you to use in directing the broker, bank or nominee how to vote your shares. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the record holder giving you the right to vote these shares.

Quorum, Vote Required

A majority of the outstanding shares of Common Stock as of the Record Date must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. If the number of shares of Common Stock present, in person and by proxy, at the Annual Meeting does not constitute the required quorum, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Proposal 1: Election of Directors.  Members of the Board (each, a “Director” and collectively, the “Directors”) are elected by a plurality of the votes cast at the Annual Meeting. This means that the director nominees with the most votes will be elected.

Proposal 2: Approval of AAWW’s 2007 Incentive Plan.  The affirmative vote of a majority of the shares represented at the Annual Meeting, either in person or by proxy, and entitled to vote on this proposal is required to approve the 2007 Incentive Plan.

Shares of Common Stock that are voted “FOR,” “AGAINST,” or “ABSTAIN” are treated as being present at the Annual Meeting for purposes of establishing a quorum. A properly executed proxy marked “ABSTAIN” with respect to any matter will not be voted for or against that matter, although it will be counted for purposes of determining whether there is a quorum present at the Annual Meeting. An abstention will have the effect of a negative vote with regard to the 2007 Incentive Plan; however, as each nominee to the Board of Directors must receive a plurality of the votes cast at the Annual Meeting in order to be elected as a director, an abstention will have no effect on the election of director nominees.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to a particular matter to be acted upon. Thus, if you do not give your broker or nominee specific instructions regarding that matter, your shares may not be voted. Such shares, commonly known as “broker non-votes,” will not be counted in determining the number of shares necessary for approval of a specific matter but will be counted in determining whether there is a quorum present at the Annual Meeting. As a result, unlike abstentions, broker non-votes will have no effect on the vote for the 2007 Incentive Plan. With respect to the election of directors, even if your broker or nominee does not receive specific voting instructions from you, he or she will be permitted to vote your shares for the election of directors.

Revocability of Proxies

If you hold your shares registered in your name, you may revoke your proxy at any time before its use by delivering to the Secretary of AAWW a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attending the Annual Meeting in and of itself will not constitute a revocation of a proxy.

If your shares are held in street name and you wish to revoke your proxy and vote at the Annual Meeting, you must contact your broker, bank or other nominee and follow the requirements set by your broker, bank or nominee. We cannot guarantee you that you will be able to revoke your proxy or attend and vote at the Annual Meeting.

Proxy Solicitation

This proxy solicitation is being made by our Board, and the cost of soliciting proxies will be borne by us. We expect to reimburse brokerage firms, banks, custodians and other persons representing beneficial owners of shares of Common Stock for their reasonable out-of-pocket expenses in forwarding solicitation material to such beneficial owners. Proxies may be solicited by certain of our directors, officers and other employees, without additional compensation, in person or by telephone, e-mail or facsimile. We have retained Morrow & Co., Inc., 470 West Avenue, Stamford, Connecticut 06902, to assist us in the solicitation of proxies and will pay Morrow & Co. a fee estimated not to exceed $6,000, plus out-of-pocket expenses.

Proxy Tabulation

Proxies and ballots will be received and tabulated by an independent entity that is not affiliated with us. The inspectors of election will also be independent of us. Comments on written proxy cards will be provided to the Secretary of AAWW without disclosing the vote unless the vote is necessary to understand the comment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 26, 2007, information regarding beneficial ownership of our Common Stock by:

•	Each stockholder who is known by us to own beneficially 5% or greater of the Common Stock;

•	Each Director;

•	Each of our Named Executive Officers; and

•	All of our executive officers and members of our Board as a group.

Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares of Common Stock beneficially owned by that stockholder. The number of shares of Common Stock beneficially owned is determined under rules issued by the Securities and Exchange Commission (the “SEC”). This information is not necessarily indicative of ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days of March 26, 2007, through the exercise of any stock option or other right. The number of shares of our Common Stock issued and outstanding as of March 26, 2007 was 21,267,947.

Beneficial Ownership Table

	Number of Shares	Percentage of
	Beneficially	Outstanding Shares
Name and Address of Beneficial Owner	Owned (a)	Beneficially Owned

5% Stockholders
HMC Atlas Air, L.L.C.(b)	7,939,690	37.3%
555 Madison Avenue, 16th Floor
New York, NY 10022
JGD Management Corp.(c)	1,458,245	6.9%
c/o York Capital Management
767 Fifth Avenue, 17th Floor
New York, NY 10153
Ore Hill Partners LLC(d)	1,247,904	5.9%
650 Fifth Avenue, 9th Floor
New York, NY 10019
Stanfield Capital Partners, LLC(e)	1,097,007	5.2%
430 Park Avenue
New York, NY 10022
Board of Directors:
Robert F. Agnew	14,011	*
Timothy J. Bernlohr	10,000	*
Keith E. Butler	19,725	*
Eugene I. Davis	20,000	*
Jeffrey H. Erickson	104,223	*
James S. Gilmore	20,000	*
Carol B. Hallett	10,000	*
Frederick McCorkle	17,511	*
Director and Executive Officer:
William J. Flynn	74,120	*
Executive Officers:
John W. Dietrich	64,686	*
Ronald A. Lane	37,114	*
Michael L. Barna	43,900	*
James R. Cato	11,634	*
Directors and executive officers as a group (17 persons)	521,395	2.5%

*	Represents less than 1% of the outstanding shares of Common Stock.

(a)	Includes shares subject to vested options exercisable as of March 26, 2007 or within 60 days thereafter as follows:

John W. Dietrich	21,467
Ronald A. Lane	15,433
Michael L. Barna	18,800
(Executive Officers other than Named Executive Officers)	21,386

(b)	This information is based on a Schedule 13D/A dated March 12, 2007 and filed with the SEC on March 16, 2007 for HMC Atlas Air, L.L.C., along with Harbinger Capital Partners Offshore Manager, L.L.C., HMC Investors, L.L.C., Harbinger Capital Partners Special Situations Fund, L.P., Harbinger Capital Partners Special Situations GP, LLC, HMC-New York, Inc., Harbert Management Corporation, Philip Falcone, Raymond J. Harbert, and Michael D. Luce. We have not made any independent determination as to the beneficial ownership of such stockholder and are not restricted in any determination we may make by reason of inclusion of such stockholder or its shares in this table.

(c)	This information is based on a Schedule 13G/A dated December 31, 2006 and filed with the SEC on February 14, 2007. The total number and percentage of outstanding shares owned, provided above, includes shares owned by York Capital Management, L.P., York Investment Limited, York Select, L.P., York Credit Opportunities Fund, L.P., York Select Unit Trust, York Global Value Partners, L.P., and York Enhanced Strategies Fund LLC, all of which share the same address as JGD Management Corp. We have not made any independent determination as to the beneficial ownership of such stockholder and are not restricted in any determination we may make by reason of inclusion of such stockholder or its shares in this table.

(d)	This information is based on a Schedule 13G/A dated February 13, 2007 and filed with the SEC on February 13, 2007. The total number and percentage of outstanding shares owned, provided above, includes shares owned by Ore Hill Partners LLC and Ore Hill Hub Fund Ltd. We have not made any independent determination as to the beneficial ownership of such stockholder and are not restricted in any determination we make by reason of inclusion of such stockholder or its shares in this table.

(e)	This information is based on a Schedule 13G dated December 31, 2006 and filed with the SEC on February 14, 2007. The total number and percentage of outstanding shares owned, provided above, includes shares owned by Stanfield Capital Partners LLC and Stanfield Offshore Leveraged Assets, Ltd. We have not made any independent determination as to the beneficial ownership of such stockholder and are not restricted in any determination we make by reason of inclusion of such stockholder or its shares in (e) this table.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires certain of our executive officers, as well as our Directors and persons who own more than ten percent (10%) of a registered class of AAWW’s equity securities, to file reports of ownership and changes in ownership with the SEC. Based solely on our review of the copies of such forms received by us or written representations from reporting persons, we believe that during the last fiscal year all executive officers and Directors complied with their filing requirements under Section 16(a) for all reportable transactions during the year, and we have no reason to understand that our 10% stockholders have not complied with their filing requirements under Section 16(a).

Certain Relationships and Related Person Transactions

Our Code of Ethics Applicable to our Chief Executive Officer, Senior Financial Officers, and Members of the Board of Directors (the “Code of Ethics”), which is available on our website at www.atlasair.com, provides that our executive officers and Directors should follow the guidelines outlined in our Employee Compliance Manual and communicate any potential or actual conflicts of interest (however immaterial) to the Chairman of the Audit Committee of the Board of Directors, so that an objective, third-party review can be made of the matter. Pursuant to our Audit Committee Charter, which is also available on our website at www.atlasair.com, the Audit Committee reviews reports and disclosures of insider and affiliated party transactions and/or conflicts of interest or potential conflicts of interest involving corporate officers and members of the Board of Directors. The Audit Committee, where appropriate, will also review and approve any involvement of corporate officers and members of the Board of Directors in matters that might constitute a conflict of interest or that may otherwise be required to be disclosed as a related party transaction under SEC regulations. Our Nominating and Governance Committee separately determines Director Independence as summarized in “Director Independence” below.

Transactions with Directors

One of our independent Directors, James S. Gilmore III, is a partner at the law firm of Kelley Drye & Warren LLP, outside counsel to us. We paid legal fees to the firm of Kelley Drye & Warren LLP of approximately $600,000 for the year ended December 31, 2006. A discussion of the Nominating and Governance Committee’s determination regarding Mr. Gilmore’s status as an independent director can be found in “Director Independence” below.

Relationships and Related Person Transactions with Stockholders

On February 13, 2007, we entered into a registration rights agreement with our largest stockholder, HMC Atlas Air, L.L.C. and its affiliate, Harbinger Capital Partners Special Situations Fund, L.P. (together, the “Harbinger Entities”), as required by our Plan of Reorganization related to our bankruptcy filing (the “Plan of Reorganization”), which was approved by the Bankruptcy Court in July 2004. Under the registration rights agreement, which was amended on March 12, 2007, we have agreed to file with the SEC, on the earlier of the date on which we become eligible to use SEC Form S-3 for the registration of securities under the Securities Act of 1933 or April 18, 2007, a shelf registration statement, registering the resale of shares of our Common Stock that are covered by the agreement and naming the Harbinger Entities as the selling security holders. In addition, at any time after we become eligible to file a registration statement on Form S-3, HMC Atlas Air, L.L.C. will have the right to request that we file with the SEC up to two additional registration statements, registering the resale of registrable shares by the Harbinger Entities, subject to certain limitations, including certain “black-out” rights.

We also granted the Harbinger Entities piggyback registration rights with respect to registration statements filed by us for public offerings, and the Harbinger Entities have agreed to enter into customary lock-up agreements that may be requested by an underwriter in connection with any offerings of Common Stock by us.

The Harbinger Entities may transfer their rights under the agreement to certain persons that acquire at least 5% of our issued and outstanding Common Stock, provided that HMC Atlas Air, L.L.C. will retain the right (i) to request that we file a registration statement with the SEC and (ii) to amend, terminate or waive any term set forth in the agreement. We have agreed to pay for certain registration expenses incurred in connection with any registration statement filed in accordance with the terms of the registration rights agreement and to reimburse the Harbinger Entities for certain legal expenses.

PROPOSAL 1

ELECTION OF DIRECTORS

Our By-laws provide for no fewer than one and no more than eleven directors, with the exact number to be fixed by our Board of Directors. Our Board currently consists of nine Directors. The current term of all of our Directors expires at the Annual Meeting.

Our Directors have been recommended for nomination by our Nominating and Governance Committee and nominated by our Board for election at the Annual Meeting. In making its recommendations for nomination, the Nominating and Governance Committee evaluated the size and composition of the Board, performed its biennial review of the Directors’ continuation on the Board and reviewed each member’s skills, characteristics and independence.

Each nominee has consented to be named as a nominee for election as a Director and has agreed to serve if elected. Except as otherwise described below, if any of the nominees is not available for election at the time of the Annual Meeting, discretionary authority will be exercised to vote for substitutes designated by our Board of Directors, unless the Board chooses to reduce the number of directors. Management is not aware of any circumstances that would render any nominee unavailable. At the Annual Meeting, Directors will be elected to hold office until the 2008 Annual Meeting or until their successors are elected and qualified, as provided in our By-laws.

The following list sets forth the names of our incumbent Directors up for election. Additional biographical information concerning these individuals is provided as of March 31, 2007 in the text following the list.

Eugene I. Davis
Robert F. Agnew
Timothy J. Bernlohr
Keith E. Butler
Jeffrey H. Erickson
William J. Flynn
James S. Gilmore III
Carol B. Hallett
Frederick McCorkle

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

Nominees for Director

Eugene I. Davis, age 52, has been the Chairman of our Board of Directors and a member of our Audit Committee and our Compensation Committee since July 2004 and of our Nominating and Governance Committee since its establishment in March 2006. Mr. Davis is Chairman and Chief Executive Officer of PIRINATE Consulting Group, LLC, a privately held consulting firm specializing in turnaround management, merger and acquisition consulting, hostile and friendly takeovers, proxy contests and strategic planning advisory services for domestic and international public and private business entities. Since forming PIRINATE in 1997, Mr. Davis has advised, managed, sold, liquidated and served as a Chief Executive Officer, Chief Restructuring Officer, Director, Committee Chairman and Chairman of the Board of a number of businesses operating in diverse sectors such as telecommunications, automotive, manufacturing, high-technology, medical technologies, metals, energy, financial services, consumer products and services, import-export, mining and transportation and logistics. Previously, Mr. Davis served as President, Vice Chairman and Director of Emerson Radio Corporation and Chief Executive Officer and Vice Chairman of Sport Supply Group, Inc. He began his career as an attorney and international negotiator with Exxon Corporation and Standard Oil Company (Indiana) and as a partner in two Texas-based law firms, where he specialized in corporate/securities law, international transactions and restructuring advisory. Mr. Davis holds a bachelor’s degree from Columbia College, a master of international affairs degree (MIA) in international law and organization from the School of International Affairs of Columbia University, and a Juris Doctorate from Columbia University School of Law. He is also a member of the Board of Directors of American Commercial Lines Inc., Knology, Inc., PRG – Schultz International Inc., Foamex, Inc., and Silicon Graphics Inc. It is expected that Mr. Davis will join the Board of Directors of Delta Air Lines upon its emergence from bankruptcy.

Robert F. Agnew, age 56, has been a member of our Board since July 2004 and a member of our Nominating and Governance Committee since its establishment in March 2006. Mr. Agnew also has served as Chairman of our Audit Committee since June 2006. Mr. Agnew is President and Chief Executive Officer of Morten Beyer & Agnew, an international aviation consulting firm experienced in the financial modeling and technical due diligence of airlines and aircraft funding. Mr. Agnew has over 30 years experience in aviation and marketing consulting and has been a leading provider of aircraft valuations to banks, airlines and other financial institutions worldwide. Previously, he served as Senior Vice President of Marketing and Sales at World Airways. Mr. Agnew began his commercial aviation career at Northwest Airlines, where he concentrated on government and contract sales, schedule planning and corporate operations research. Earlier, he served in the U.S. Air Force as an officer and instructor navigator with the Strategic Air Command. Mr. Agnew is a graduate of Roanoke College and holds a master’s degree in business administration from the University of North Dakota. In addition, Mr. Agnew serves on the board of The National Defense Transportation Association and chairs the Military Airlift Committee for the Commander of the USAF Air Mobility Command.

Timothy J. Bernlohr, age 48, has been a member of our Board since June 2006 and a member of our Audit Committee and Nominating and Governance Committee since that time. Mr. Bernlohr is the managing member of TJB Management Consulting, LLC, which specializes in providing project specific consulting services to businesses in transformation, plan administration, and interim executive management. Mr. Bernlohr founded the consultancy in 2005. Mr. Bernlohr is the former President and Chief Executive Officer of RBX Industries, Inc. and is a nationally recognized leader in the design, manufacture, and marketing of closed cell rubber and plastic materials to the automotive, construction, and industrial markets. Prior to joining RBX in 1997, Mr. Bernlohr spent 16 years in the International and Industry Products division of Armstrong World Industries, where he served in a variety of management positions including Division Sales and Marketing Manager, North American Operations for Armstrong’s closed cell foam rubber and foam plastic business now known as Armacell International, Gmbh. Mr. Bernlohr is a graduate of Penn State University. He is also a director of General Chemical Industrial Products, Cadence Innovation, WCI Steel, and General Insulation Company Inc.

Keith E. Butler, age 53, has been a member of our Board since July 2004 and a member of our Audit Committee since June 2006. Mr. Butler is the sole owner of BCS Placements, LLC, a broker dealer registered with the National Association of Securities Dealers, Inc. Mr. Butler joined Paine Webber in 1997, which later merged with UBS Warburg, a global securities and investment banking firm. He is currently a financial advisor and was an investment banker with UBS Warburg until 2003. Mr. Butler’s focus was on the transportation sector (air, shipping and rail), including the financing of freighter aircraft. Before Paine Webber merged with UBS, Mr. Butler was a Managing Director at Paine Webber, where he launched and built the first structured finance product group for transportation assets and at Alex Brown, where he initiated the transportation debt practice. Mr. Butler graduated from Harvard College and received a master’s degree in business administration from Harvard Business School.

Jeffrey H. Erickson, age 62, retired as our President and Chief Executive Officer in June 2006, but he continues to serve as a member of our Board of Directors, a position he has held since March 2003. In 2002, Mr. Erickson joined Atlas as President and Chief Operating Officer. He was subsequently named President and Chief Executive Officer of AAWW, Atlas and Polar. From 1994 to 1997, Mr. Erickson was President and Chief Executive Officer of Trans World Airlines following its emergence from bankruptcy. From 1990 to 1994, Mr. Erickson was President and Chief Executive Officer at Reno Air. Mr. Erickson also previously served as President and Chief Operating Officer of Midway Airlines, following operations experience with Aloha Airlines and Continental Airlines and engineering experience at Pan American World Airways. Mr. Erickson received his bachelor’s degree in Aeronautical Engineering from Rensselaer Polytechnic Institute and a master’s degree in Transportation Planning and Engineering from Polytechnic University.

William J. Flynn, age 53, became our President and Chief Executive Officer in June 2006, and has been a member of the Board of Directors since May 2006. Prior to joining us, Mr. Flynn served as President and Chief Executive Officer of GeoLogistics Corporation since 2002. Mr. Flynn was initially recruited in 2002 to lead that company’s turnaround to profitability and was asked to remain as President and Chief Executive Officer when PWC Logistics acquired GeoLogistics Corporation in 2005. Mr. Flynn also joined the Executive Management Committee of PWC Logistics in 2005. Prior to his tenure at GeoLogistics Corporation, from 2000 until 2002, Mr. Flynn served as Senior Vice President to the Merchandise Service Group of CSX Transportation, Inc., the operating unit serving the traditional rail shippers of CSX Transportation, Inc., one of the largest Class 1 railroads operating in the U.S. Mr. Flynn holds a Bachelors degree, summa cum laude, in Latin American studies from the University of Rhode Island and a Masters degree in the same field from the University of Arizona. Mr. Flynn is also a director of Allied Waste Industries, Inc. and Horizon Lines, Inc.

James S. Gilmore III, age 57, has been a member of our Board since July 2004 and a member of our Nominating and Governance Committee since its establishment in March 2006. Mr. Gilmore has served as Chairman of the Nominating and Governance Committee since June 2006. Mr. Gilmore has been a partner in the law firm of Kelley Drye & Warren LLP since 2002 and was Governor of the Commonwealth of Virginia from 1998 to 2002. He is currently the Chair of his firm’s Homeland Security Practice Group, and his practice also focuses on corporate, technology, information technology and international matters. In 2003, President George W. Bush appointed former Governor Gilmore to the Air Force Academy Board of Visitors and he was elected Chairman of the Air Force Board in the fall of 2003. He served as the Chairman of the Republican National Committee from 2001 to 2002. Mr. Gilmore also served as Chairman of the Congressional Advisory Panel to Assess Domestic Response Capabilities for Terrorism involving Weapons of Mass Destruction, a national panel established by Congress to assess federal, state and local government capabilities to respond to the consequences of a terrorist attack. Also known as the “Gilmore Commission,” this panel was influential in developing the Office of Homeland Security. Mr. Gilmore is a graduate of the University of Virginia and the University of Virginia School of Law. He is also a director of Barr Laboratories, Windmill International, Rampart Financial Services, Inc. and Cypress Communications Inc.

Carol B. Hallett, age 69, has been a member of our Board since June 2006 and a member of our Compensation Committee since June 2006. She has been of counsel at the U.S. Chamber of Commerce since 2003. From 1995 to 2003, Ms. Hallett was President and Chief Executive Officer of the Air Transport Association of America (ATA), Washington, D.C., the nation’s oldest and largest airline trade association. Prior to joining the ATA in 1995, Ms. Hallett served as senior government relations advisor with Collier, Shannon, Rill & Scott from 1993 to 1995. Ms. Hallett has also been a member of the board of directors of Mutual of Omaha Insurance Company since 1998, Rolls Royce-North America since 2003 and Wackenhut Services Inc., since 2006. From 2003 to 2004, Ms. Hallett was chair of Homeland Security at Carmen Group, Inc. where she helped to develop the homeland security practice for the firm. Additionally, from 1993 to 2003, she was a director of Fleming Companies, Inc., and from 1993 to 2002, she was a director of Litton Industries.

Frederick McCorkle, age 62, has been a member of our Board and Compensation Committee since July 2004 and a member of our Nominating and Governance Committee since its establishment in March 2006. General McCorkle has served as Chairman of the Compensation Committee since June 2006. General McCorkle retired from the United States Marine Corps in October 2001 after serving since 1967. He last served as Deputy Commandant for Aviation, Headquarters, Marine Corps, Washington, D.C. General McCorkle is a graduate of East Tennessee State University and holds a master’s degree in Administration from Pepperdine University. General McCorkle is currently a Senior Advisor and a member of the board of directors of GKN Aerospace Services. He is also a member of the board of directors of Lord Corporation, Jura Corporation and Rolls-Royce North America. In addition to his board memberships, General McCorkle serves as a Senior Strategic Advisor for Optical Air Data Systems and the Purdy Corporation.

CORPORATE GOVERNANCE, BOARD AND COMMITTEE MATTERS

Our Board held five in person meetings in 2006. It also held 19 telephonic meetings in 2006, including meetings held principally to discuss monthly financial results. Pursuant to Board policy, Directors are expected to attend all Board and committee meetings, as well as our annual meeting of stockholders. Each Director attended at least 75% of the meetings of the Board and committees of the Board on which such Director serves. All of the Directors who were serving at the time of our 2006 annual meeting of stockholders attended the 2006 annual meeting.

Executive Sessions

The outside members of the Board, as well as our Board committees, meet in executive session (with no management directors or management present) on a regular basis, and upon the request of one or more outside Directors, at least two times a year. The sessions are generally scheduled and chaired by the Chairman of the Board or by the respective committee chairman, as applicable. The executive sessions include whatever topics the outside Directors deem appropriate.

Our independent Directors met in executive sessions without management present at various times in 2006. Executive sessions of the Board were chaired by Eugene I. Davis, Chairman of the Board, and executive sessions of our committees were chaired, respectively, by Robert F. Agnew, Chairman of the Audit Committee, Frederick McCorkle, Chairman of the Compensation Committee, or James S. Gilmore III, Chairman of the Nominating and Governance Committee, as applicable.

Compensation of Outside Directors

Cash Compensation.  As of the date of this Proxy Statement, each of our outside Directors is paid $50,000 in cash compensation annually, which is payable quarterly in advance, and also receives the following additional cash compensation as applicable:

Standing Committee Membership

•	Each member of the Audit Committee, $15,000 annually;

•	Each member of the Compensation Committee, $5,000 annually; and

•	Each member of the Nominating and Governance Committee, $5,000 annually.

Chairman Position

•	Chairman of the Board, $75,000 annually; and

•	Chairman of each of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, $25,000 annually.

Meeting Fees

•	For each meeting of the Board or a Committee of the Board, including any ad hoc committee, attended in person by a member, a fee to such member of $1,500 or $3,000 if such member is its Chairman;

•	For each meeting of the Board or a Committee of the Board, including any ad hoc committee, attended via teleconference or videoconference, a fee to each such member of $500 or $1,000 if such member is its Chairman; and

•	For each meeting of the Board or a Committee of the Board, including any ad hoc committee, attended in person by a member, all customary out-of-pocket expenses of such member are reimbursed.

Equity Compensation

On August 24, 2004, each of our outside Directors serving as members of the Board at such time received a grant of 5,000 shares of Common Stock, which shares vested in equal increments over three years. On November 4, 2004, each of our outside Directors at such time received a grant of 15,000 shares of Common Stock, vesting in equal increments over three years. Effective March 17, 2005, Mr. Kerber, who became a member of our Board on December 21, 2004 and ceased serving as a member of our Board on June 27, 2006, received a grant of 15,000 shares of Common Stock. On April 25, 2006, Herbert J. Lanese resigned as a member of our Board of Directors, at which time 6,500 restricted shares of our Common Stock granted to Mr. Lanese that had not yet vested, immediately vested. Mr. Bernlohr and Ms. Hallett each received 10,000 shares of Common Stock on June 27, 2006, which shares vest in equal increments over five years. Pursuant to the restricted share agreements related to all such grants and our Amended and Restated 2004 Long Term Incentive and Share Award Plan (the “2004 LTIP”), any shares not yet vested are forfeited upon a termination of a director’s service as a member of the Board, subject to certain limitations and exceptions. Each of our outside Directors has all of the rights of a stockholder with respect to the Common Stock described above prior to forfeiture, if any, of such shares, including the right to vote such shares and, to the extent declared, the right to receive dividends on such shares. At and effective as of May 23, 2007, each of our Directors will receive a grant of Common Stock units for a number of shares having a value of $50,000 on the date of grant, which shares will vest on the earlier of the date of the next annual meeting or the one-year anniversary of the date of this grant. The underlying shares will become payable on the three-year anniversary of the date of grant. It is anticipated that on each annual meeting date thereafter, the Board will receive a similar grant.

2006 Total Compensation of Directors

The following table shows (i) the cash amount paid to each non-employee director for his or her service as a non-employee director in 2006, including amounts paid to Messrs. Cocroft, Kerber and Lanese, who are no longer members of our Board of Directors or any committee thereof, and (ii) the dollar value of restricted shares recognized for financial statement purposes that were awarded to each such person in prior years. In accordance with SFAS 123R, we record expense for this grant ratably over the vesting period.

Name	Fees Earned Or Paid in Cash	Stock Awards	Total
(1)	($)	($)(2)	($)
Eugene I. Davis	218,000	125,667	343,667
Robert F. Agnew	117,500	125,667	243,167
Timothy J. Bernlohr	48,500	45,209	174,167
Keith E. Butler	115,500	125,667	241,167
Duncan H. Cocroft	64,000	48,972	189,667
Jeffrey H. Erickson	28,833	—	154,500
James S. Gilmore III	89,500	125,667	215,167
Carol B. Hallett	40,500	45,209	166,167
Ronald L. Kerber	57,000	106,300	182,667
Herbert J. Lanese	46,500	241,428	172,167
Frederick McCorkle	107,500	125,667	233,167

(1)	Payments to Mr. Erickson include retainer and meeting fees paid after July 2006, when Mr. Erickson’s status as an employee of the Company was terminated. Excluded are payments made to Mr. Erickson in connection with his employment and his retirement as an employee, which are discussed in the “Compensation Discussion and Analysis” section of this document. While an employee, Mr. Erickson was not paid additional compensation for his service as a Director. Mr. Lanese resigned from the Board on April 25, 2006. Messrs. Cocroft and Kerber ceased being board members on June 27, 2006. Mr. Bernlohr and Ms. Hallett joined the board on June 27, 2006 at the annual meeting. This table does not include compensation paid to Mr. Flynn, who joined the Company as President and Chief Executive Officer on June 22, 2006 and who has been a member of our Board since May 2006. Mr. Flynn’s compensation is described in the sections covering executive compensation. Mr. Flynn was not paid additional compensation for his service as a director.

(2)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, calculated in accordance with Statement of Financial Accounting Standards No. 123(R), and includes amounts from awards granted prior to 2006. The underlying valuation assumptions are disclosed in footnote 13 to our audited financial statements filed with our Annual Report on Form 10-K for fiscal 2006.

As of December 31, 2006, the following stock awards held by our non-employee directors are outstanding:

•	Mr. Davis holds 20,000 restricted shares (awarded in connection with a grant in August 2004, for 5,000 shares, with a grant date fair value of $83,350 and November 2004, for 15,000 shares, with a grant date fair value of $326,250), of which 15,000 shares have vested;

•	Mr. Agnew holds 14,011 restricted shares (awarded in connection with a grant in August 2004, for 5,000 shares, with a grant date fair value of $83,350 and November 2004, for 15,000 shares, with a grant date fair value of $326,250, net of sales and shares withheld for tax purposes of 5,989), of which 9,011 shares have vested;

•	Mr. Bernlohr holds 10,000 restricted shares (awarded in connection with a grant in June 2006, for 10,000 shares, with a grant date fair value of $500,000), none of which has vested;

•	Mr. Butler holds 19,725 restricted shares (awarded in connection with a grant in August 2004, for 5,000 shares, with a grant date fair value of $83,350 and November 2004, for 15,000 shares, with a grant date fair value of $326,250, net of 275 shares withheld for tax purposes), of which 14,725 shares have vested;

•	Mr. Erickson beneficially holds 104,223 shares, which represent restricted shares granted to Mr. Erickson while he was an employee of the Company, all of which have vested. Mr. Erickson’s compensation is discussed under “Compensation of Named Executive Officers.”

•	Mr. Gilmore holds 20,000 restricted shares (awarded in connection with a grant in August 2004, for 5,000 shares, with a grant date fair value of $83,350 and November 2004, for 15,000 shares, with a grant date fair value of $326,250), of which 15,000 shares have vested;

•	Ms. Hallett holds 10,000 restricted shares (awarded in connection with a grant in June 2006, for 10,000 shares, with a grant date fair value of $500,000), none of which has vested; and

•	Mr. McCorkle holds 17,511 restricted shares (awarded in connection with a grant in August 2004, for 5,000 shares, with a grant date fair value of $83,350 and November 2004, for 15,000 shares, with a grant date fair value of $326,250, net of 2,489 shares withheld for tax purposes), of which 12,511 shares have vested.

Our non-employee directors do not hold any options to purchase shares of our Common Stock.

Communications with the Board

Stockholders and other interested parties who wish to communicate with the Board may do so by writing to our Chairman, c/o Atlas Air Worldwide Holdings, Inc., 2000 Westchester Avenue, Purchase, New York 10577. All communications received by Board members from third parties that relate to matters within the scope of the Board’s responsibilities will be forwarded to the Chairman of the Board. All communications received by Board members from third parties that relate to matters within the responsibility of one of the Board committees will be forwarded to the Chairman of the Board and the Chairman of the appropriate committee. All communications received by Board members from third parties that relate to ordinary business matters that are not within the scope of the Board’s responsibilities are forwarded to AAWW’s General Counsel.

Board Committees

Our Board maintains three standing committees, an Audit Committee, Compensation Committee and Nominating and Governance Committee. Prior to March 23, 2006, the Board had maintained an Audit and Governance Committee, Compensation Committee and Nominating Committee. On March 23, 2006, the Board revamped its committee structure by creating a Nominating and Governance Committee to replace the Nominating Committee and by renaming our Audit and Governance Committee the Audit Committee. The main corporate governance functions previously performed by the Audit and Governance Committee were assumed by the Nominating and Governance Committee.

Nominating and Governance Committee

General

The Nominating and Governance Committee was formed on March 23, 2006 and replaced our Nominating Committee, which was established on September 19, 2005. Our Nominating and Governance Committee consists of Mr. Gilmore (Chairman) and Messrs. Agnew, Bernlohr, Davis and McCorkle, each of whom is an independent director within the meaning of the applicable rules of the NASDAQ Stock Market, Inc. (“NASDAQ”). The principal functions of the Nominating and Governance Committee are to:

•	identify and approve individuals qualified to serve as members of our Board;

•	select director nominees for the next annual meeting of stockholders;

•	review at least annually the independence of our Board members;

•	oversee our Corporate Governance Principles; and

•	perform or oversee an annual review of the Chief Executive Officer, the Board and its committees.

The Nominating and Governance Committee held four in person meetings and three telephonic meetings in 2006.

Director Qualifications

Our Nominating and Governance Committee is responsible for reviewing and developing the Board’s criteria for evaluating and selecting new directors based on our needs from time to time. Pursuant to the skills and characteristics as described in the Nominating and Governance Committee charter, members of the Board should possess core competencies in accounting, finance and disclosure, business judgment, management, crisis response, industry knowledge, international markets, leadership and strategy and vision. The Nominating and Governance Committee will also consider, in addition to whether such individuals have the aforementioned skills and characteristics, whether such individuals are independent, as defined in applicable rules and regulations of the SEC and NASDAQ. The Board will nominate new directors only from candidates identified, screened and approved by the Nominating and Governance Committee. The Board will take into account the nature of and time involved in a director’s service on other boards in evaluating the suitability of individual directors and making its recommendation to AAWW’s stockholders. Service on boards of other organizations must be consistent with our conflict of interest policies applicable to directors and other legal requirements. The Nominating and Governance Committee identifies new director candidates from a variety of sources.

Evaluation of Stockholder Nominees

Our Nominating and Governance Committee will consider stockholder recommendations for candidates to serve on the Board, provided that such recommendations are made in accordance with the procedures required under our By-laws and as described in this Proxy Statement under “Advance Notice Procedures” below. The Nominating and Governance Committee also has adopted a policy on security holder recommendations of director nominees (the “Stockholder Nominating Policy”), which is subject to a periodic review by the Nominating and Governance Committee. Among other things, the Stockholder Nominating Policy provides that a stockholder recommendation notice must include the stockholder’s name, address and the number of shares beneficially owned, as well as the period of time such shares have been held, and should be submitted to: Attention: Secretary, Atlas Air Worldwide Holdings, Inc., 2000 Westchester Avenue, Purchase, New York 10577. A copy of our current Policy on Security Holder Recommendation of Director Nominees is available on our website at www.atlasair.com. In evaluating stockholder nominees, the Board and the Nominating and Governance Committee seek to achieve a balance of knowledge, experience and capability. As a result, the Nominating and Governance Committee evaluates stockholder nominees using the same membership criteria set forth above under “Director Qualifications.”

Corporate Governance Principles

We have adopted Corporate Governance Principles, believing that sound corporate governance practices provide an important framework to assist the Board in fulfilling its responsibilities. The business and affairs of AAWW are managed under the direction of our Board, which has responsibility for establishing broad corporate policies, setting strategic direction and overseeing management. An informed, independent and involved Board is essential for ensuring our integrity, transparency and long-term strength, and maximizing stockholder value. The Corporate Governance Principles address such topics as codes of conduct, director nominations and qualifications, Board committees, Director compensation, conflicts and waivers of compliance, powers and responsibilities of the Board, Board independence, serving on other boards and committees, meetings, Director access to officers and employees, stockholder communications with the Board, annual Board evaluations, financial statements and disclosure matters, delegation of power and oversight and independent advisors. A copy of our Corporate Governance Principles is available on our website at www.atlasair.com.

Code of Ethics Applicable to the Chief Executive Officer, Senior Financial Officers and Members of the Board of Directors

We have a long standing commitment to conduct our business in accordance with the highest ethical principles. We have adopted a Code Ethics that is monitored by our Audit Committee and that includes certain provisions regarding disclosure of violations and waivers of, and amendments to, the Code of Ethics by covered parties. Any person who wishes to obtain a copy of our Code of Ethics may do so by writing to Atlas Air Worldwide Holdings, Inc., Attn: Secretary, 2000 Westchester Avenue, Purchase, NY 10577. A copy of the Code of Ethics is available on our website at www.atlasair.com under the heading “Code of Conduct”.

Code of Conduct and Employee Handbook

We have adopted a Code of Conduct and Employee Handbook that sets forth the policies and business practices that apply to all of our employees and Directors. The Code of Conduct and Employee Handbook addresses such topics as compliance with laws, moral and ethical conduct, equal employment opportunity, promoting a work environment free from harassment or discrimination and the protection of intellectual property and proprietary information, among other things.

Director Independence

Our Nominating and Governance Committee Charter, which is available on our website at www.atlasair.com, includes categorical standards to assist the Committee in making its determination of Director independence within the meaning of the rules of the SEC and the Marketplace Rules of NASDAQ. The Nominating and Governance Committee will not consider a Director to be independent if, among other things, he or she was employed by us at any time in the last three years; has an immediate family member who is, or in the past three years was, employed by us as an executive officer; has accepted or has an immediate family member who has accepted any compensation from us in excess of $100,000 during a period of 12 consecutive months within the three years preceding the determination of independence (other than compensation for Board service, compensation to a family member who is a non-executive employee or benefits under a tax-qualified retirement plan or non-discretionary compensation); is, was or has a family member who is or was a partner, controlling stockholder or executive officer of any organization to which we made or from which we received payments for property or services in the current year or any of the past three fiscal years in an amount that exceeds the greater of $200,000 or 5% of the recipient’s consolidated gross revenues for the year; is or has a family member who is employed as an executive officer of another entity where at any time during the last three years any of the Company’s executive officers serve or served on the entity’s compensation committee; or is or has a family member who is a current partner of the Company’s outside auditors or was or has a family member who was a partner or employee of the Company’s outside auditors who worked on the Company’s audit at any time during the last three years.

Pursuant to the Nominating and Governance Committee Charter and as further required by NASDAQ rules, the Nominating and Governance Committee made a subjective determination as to each outside Director that no relationship exists which, in the opinion of the Board, would interfere with such individual’s exercise of independent judgment in carrying out his or her responsibilities as a Director. As part of such determination, the Nominating and Governance Committee examined, among other things, whether there were any transactions or relationships between AAWW and an organization of which a Director or director nominee has been a partner, stockholder or officer within the last fiscal year. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that a Director is independent.

In accordance with its annual review and the policies and procedures outlined above, the Nominating and Governance Committee affirmatively determined that the following Directors nominated for election at the Annual Meeting are independent directors: Messrs. Agnew, Bernlohr, Butler, Davis, Gilmore, McCorkle and Ms. Hallett. In reaching this decision, the Nominating and Governance Committee considered Mr. Gilmore’s partnership in Kelley Drye & Warren LLP, a law firm of which we are a client. Given the small percentage of our total legal fees that were paid to Kelley Drye & Warren LLP in 2006, and given Mr. Gilmore’s indirect interest in those legal fees, we deemed that relationship immaterial.

The Nominating and Governance Committee also determined that two of our Directors are not independent pursuant to the NASDAQ rules and the Nominating and Governance Committee Charter. Mr. Erickson is not an independent Director because he was our President and Chief Executive Officer until June 22, 2006 and remained employed by us as a Senior Advisor until July 28, 2006. Mr. Flynn is not an independent Director because he is our President and Chief Executive Officer.

Audit Committee Report

The Audit Committee of the Board of Directors consists of four outside Directors, Messrs. Agnew (Chairman), Bernlohr, Butler and Davis, each of whom is an independent Director within the meaning of the applicable rules and regulations of the SEC and NASDAQ (see also “Director Independence” above). The Board has determined that Messrs. Butler and Davis are “audit committee financial experts” as defined under applicable SEC rules. The Audit Committee’s primary function, as set forth in its written charter, is to assist the Board in overseeing:

•	the integrity of our financial reports and other financial information provided to the public;

•	our system of controls;

•	our legal, regulatory and ethical compliance; and

•	the auditing process.

The Audit Committee is also responsible for appointing and approving in advance all audit and permitted non-audit services and monitoring our Code Ethics (see also “Code of Ethics” above) and our related party transactions. The Audit Committee held three in person meetings and six telephonic meetings in 2006.

The Audit Committee charter is available on our website at www.atlasair.com.

Management is responsible for our financial statements and financial reporting process, including our systems of internal controls. Ernst &Young LLP (“E&Y”), which served as our independent registered public accounting firm prior to March 15, 2007, was responsible for performing an independent audit of AAWW’s consolidated financial statements for the fiscal year ended December 31, 2006 in accordance with standards of the Public Company Oversight Board (United States) and issuing a report relating to their audit. In the 2006 period, the Audit Committee held meetings with E&Y in private without members of management present.

In this context, the Audit Committee (1) reviewed and discussed AAWW’s audited consolidated financial statements with management and E&Y; (2) discussed with E&Y the matters required to be discussed under Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications); and (3) received the written disclosures and the letter from E&Y regarding their independence required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees). The Audit Committee has also discussed with E&Y the firm’s independence from AAWW and its management.

Based upon such reviews and discussions, the Audit Committee recommended, and the Board of Directors approved, that AAWW’s audited consolidated financial statements be included in the annual report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the SEC.

On February 21, 2007, after the completion of a formal request for a proposal process, we notified E&Y that we had determined to replace them as AAWW’s independent registered public accounting firm, effective upon completion of the audit of AAWW’s consolidated financial statements and the issuance of a report thereon. During the two fiscal years ended December 31, 2006, and through the period ended March 12, 2007, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, nor were there any reportable events, other than one material weakness in AAWW’s internal control over financial reporting that was communicated to us by E&Y in connection with our audit for the 2005 fiscal year, which has been remedied. The dismissal of E&Y became effective on March 15, 2007.

On March 1, 2007, the Company engaged PricewaterhouseCoopers LLP (“PwC”) as its new principal independent registered public accounting firm. PwC’s appointment takes effect for the fiscal year ended December 31, 2007, and for all interim periods therein. It is expected that representatives of each of E&Y and PwC will be present at the Annual Meeting to respond to appropriate questions of stockholders, and representatives of both E&Y and PwC will have the opportunity to make a statement if they desire to do so.

THE AUDIT COMMITTEE

Robert F. Agnew, Chairman
Timothy J. Bernlohr
Keith E. Butler
Eugene I. Davis

Fees to Independent Registered Public Accounting Firm

Our independent public accounting firm for the calendar years ended December 31, 2006 and 2005 was E&Y. Services provided to us by E&Y for each of the fiscal years are described below (dollars in thousands).

	2006	2005

Audit Fees	$3,861	$4,246
Audit-Related Fees	94	597
Tax Fees	—	—
All other Fees	—	—

Total	$3,955	$4,843

Audit-Related Fees in 2005 relate to E&Y’s initial review and evaluation of our internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. Audit-Related Fees in 2006 relate to accounting consultations regarding the structuring of our transaction with DHL Network Operations (USA), Inc. (“DHL”).

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services and other services. The Audit Committee may delegate pre-approval authority to its Chairman, who then reports any decisions to the Audit Committee at the next scheduled meeting. The Audit Committee will meet with management and the independent auditor to review and approve the proposed overall plan and scope of the audit for the current year.

Compensation Committee

Committee Responsibility.  The Compensation Committee of the Board of Directors was established by the Board to assist it in discharging and performing its duties with respect to senior management compensation, succession planning and employee benefits, among other things. The Compensation Committee consists of three outside Directors, Mr. McCorkle (Chairman), Mr. Davis and Ms. Hallett, each of whom is an independent director within the meaning of applicable NASDAQ rules.

Process and Procedures

The Compensation Committee is responsible for reviewing, evaluating and establishing compensation policies for, and reviewing and approving the total compensation of, our executive officers at the level of senior vice president and above, including our Chief Executive Officer. The Compensation Committee also monitors the search for, and approves the proposed compensation for, any executive officers at the level of senior vice president and above; periodically reviews and approves the compensation of directors; advises the Audit Committee regarding management perquisites; reviews and approves employment terms and agreements for new executive officers at the level of senior vice president and above; reviews employee relations policies; and reviews and makes recommendations with respect to stockholder proposals related to compensation matters. In addition, the Compensation Committee oversees the consulting firm that provides advice regarding compensation decisions. The Compensation Committee held six in person meetings and eight telephonic meetings in 2006.

The current Compensation Committee charter, as amended as of April 6, 2007, is available on our website at www.atlasair.com. Recent amendments to the Compensation Committee Charter specify that: (i) the Compensation Committee reviews and approves the performance and compensation of executive officers at the level of senior vice president and above; (ii) such decisions by the Compensation Committee are not reviewed and approved by a separate panel consisting of the independent directors of the Board; and (iii) the Compensation Committee monitors the search for, reviews the terms of employment and term agreements for, and approves the compensation of, any employees and officers whose base annual salary exceeds $250,000.

Role of Executive Officers in Compensation Process.  Decisions regarding the non-equity compensation of executives at the level of senior vice president and above are made by the Compensation Committee. To the extent that long-term incentive compensation is a component of those executive officer’s compensation, the Compensation Committee shall consider all relevant factors in determining the appropriate level of such compensation, including without limitation the factors applicable with respect to the Chief Executive Officer. In evaluating and making recommendations with respect to the annual incentive portion of compensation for those executive officers at the senior vice president level and above, the Compensation Committee shall review their performance against annual measures pre-established by the Compensation Committee.

The Compensation Committee meets at least four times annually. When appropriate, the Compensation Committee may meet in separate executive sessions with management, employees, the General Counsel, outside counsel, compensation consultants, and the head of internal audit to discuss any matters that the Compensation Committee or any of these groups believes warrant the Compensation Committee’s attention. The Chair may also request that members of management, legal counsel, or other advisors attend the meetings of the Committee, but any individual whose performance or compensation is to be discussed at a Compensation Committee meeting should not attend such meeting unless specifically invited by the Compensation Committee (and the Chief Executive Officer may not be present during voting or deliberations as to his or her compensation).

Role of Compensation Consultants in the Compensation Process

In 2006, the Compensation Committee engaged Mercer Human Resource Consulting (“Mercer”) to assist it in reviewing the total compensation levels of our executives, as compared to the competitive market. For this purpose, the Compensation Committee uses information provided by Mercer, including a blend of compensation data from a group of companies, as well as nationally published survey data for the transportation industry. For positions recruited from outside the transportation industry, general published survey industry data was also used. Mercer also generally attends Compensation Committee meetings.

Director Compensation

The process of setting director compensation generally follows the processes and procedures that the Compensation Committee employs in setting the compensation for our executive officers.

Compensation Discussion and Analysis

Overview and Objectives

We have a philosophy of performance-based compensation, placing a greater proportion of senior executive officers’ compensation “at-risk” as responsibilities and position increase. The fundamental objectives of our senior executive compensation policies are to:

•	enhance stockholder value;

•	provide a performance-oriented environment that motivates senior executive officers to achieve collectively a high level of earnings;

•	reward strong individual performance by linking incentive-based compensation to the performance of each senior executive officer’s annual individual performance objectives;

•	emphasize performance-based programs versus guaranteed perquisites and fringe benefits; and

•	enhance our ability to attract and retain top quality management.

Total compensation is delivered through a combination of three primary elements:

•	base salary;

•	performance-based annual incentive compensation, which may be paid in cash; and

•	periodic grants of long-term equity-based compensation.

Total Compensation

Our total compensation program consists of base salary and incentive compensation and is comprised of both annual and long-term components, which are payable in cash and in stock. As part of our emergence from bankruptcy in July 2004, 10% of our then fully-diluted shares were designated for issuance to management under a long-term incentive plan. Significant grants of stock options and restricted stock were made to management in August 2004 and March 2005 under order of the bankruptcy court. In view of these bankruptcy grants, our Compensation Committee has not made additional grants from our emergence from bankruptcy through the end of 2006, except in cases of select promotion and new hire grants. Thus, the Compensation Committee does not apply a formula in determining the portion of total compensation payable in the form of cash incentive compensation or share-based compensation. In addition to benefits provided to the broader employee population, certain of our senior executives receive certain change of control benefits and limited perquisites.

In making compensation decisions with respect to each of the primary compensation components, our Compensation Committee takes measure of the competitive market for senior executives by looking at compensation levels provided by comparable companies, although it does not benchmark compensation paid to our executives to specified levels of compensation paid to executives at the comparable companies. For 2006, this group of comparable companies includes 16 companies whose primary lines of business are in transportation, logistics and outsourced transportation service industries. This group was identified and recommended by Mercer Human Resource Consulting based on criteria developed with management and the Compensation Committee and is reviewed and approved by the Compensation Committee. We refer to these companies in this discussion as our reference group.

Our Compensation Committee reviews and approves the performance and compensation of executive officers at the level of senior vice president and above. To the extent that long-term incentive compensation is a component of the compensation for senior executive officers, the Compensation Committee shall consider all relevant factors in determining the appropriate level of such compensation, including without limitation the factors applicable with respect to the Chief Executive Officer. In evaluating and making recommendations with respect to the annual incentive portion of compensation for those senior executive officers, the Compensation Committee reviews their performance against annual measures pre-established by the Committee.

Base Salary

Base salary is designed to compensate senior executives for their responsibility, experience, sustained performance and contribution to our success. The amount of any senior executive salary increase is determined by the Compensation Committee based on a number of factors, including but not limited to: the nature and responsibilities of the position; the expertise of the individual; market competitiveness for the senior executive’s position; and recommendations of the Chief Executive Officer (except in the case of his own compensation). Salary levels for senior executives are generally reviewed annually by the Chief Executive

Officer and the Compensation Committee as part of the performance review process, as well as on a promotion or material change in job responsibility for any senior executive.

The Compensation Committee uses competitive information provided by Mercer to compare base salaries and make decisions on salary increases as well as to determine competitive annual incentive targets. Published survey data and proxy data for our reference group is reviewed at both the 50th and 75th percentiles in order to access the competitiveness of our compensation programs. In 2007, the Compensation Committee will refer to our reference group and nationally published data in order to determine the proportion of cash and equity compensation paid to our senior executives.

Performance Based Annual Incentive Compensation

We believe that a significant portion of a senior executive’s performance-based compensation should be based upon the Company’s overall performance. In 2006, our “Named Executive Officers” (our five most highly compensated individuals) were Messrs. William J Flynn (President and Chief Executive Officer), Jeffrey H. Erickson (Director and former President and Chief Executive Officer), Michael L. Barna (Chief Financial Officer), John W. Dietrich (Chief Operating Officer), Ronald A. Lane (Chief Marketing Officer), and James R. Cato (Vice President of Flight Operations and Labor Relations). Annual cash incentive compensation awards to our Named Executive Officers for 2006 were made under our 2006 Annual Incentive Plan for Senior Executives, except for James R. Cato, whose award was made pursuant to the 2006 Annual Incentive Plan for Vice Presidents (collectively, the “2006 Plans”). Additional detail on the bonus awards made under the 2006 Plans is provided under the heading “Determination of 2006 Compensation” below. If our proposed 2007 Incentive Plan is approved by stockholders, future annual cash incentive awards will be made under that plan. The 2007 Incentive Plan is intended to qualify with Section 162(m) of the Internal Revenue Code of 1986. Our Named Executive Officers, other than Mr. Flynn, have a maximum bonus opportunity under such plan that ranges from 75% to 120% of annual base salary, depending on the senior executive’s position. Mr. Flynn has a maximum bonus opportunity of 160% of base salary. Performance-based compensation aligns senior executive compensation with our goals for corporate financial and operating performance and encourages a high level of individual performance.

Long-Term Equity Incentive Compensation

We also believe that a significant portion of our senior executives’ total compensation should be equity based, providing a strong linkage between the senior executive’s compensation and the return to stockholders. Stock options deliver value only if the market price of our stock increases and the senior executive officer continues in service through the vesting period. Vesting of restricted stock awards depends on meeting service conditions and, in some instances performance conditions.

Under our 2004 LTIP, the Compensation Committee may grant participants shares of common stock, restricted stock, share units, stock options, stock appreciation rights, performance units and/or performance bonuses. In granting these awards, the Compensation Committee may establish any conditions or restrictions it deems appropriate. All stock options are granted at a strike price at or above the market price of the Company’s stock at the time of the award.

As discussed earlier, the majority of our outstanding equity awards were granted in connection with our emergence from bankruptcy in July 2004. In fiscal year 2006, we granted equity incentives, including stock options and performance-based restricted stock under our 2004 LTIP, only to newly hired employees or in connection with promotions. The only Named Executive Officers to receive stock and option grants in fiscal year 2006 were Mr. Flynn, in connection with the commencement of his employment, and Mr. Dietrich in connection with his promotion. Mr. Flynn received a grant of 18,000 shares of AAWW restricted stock with a value of $900,000, which shares will vest one-quarter on each of the first four anniversaries of the date on which his employment commenced, as part of his sign-on payment (see “Employment Agreements” below). In addition, Messrs. Flynn and Dietrich received new option grants in 2006 that vest in four equal installments over four years, based on the anniversary of the date of grant. Also, performance-based grants of restricted stock were made to Messrs. Flynn and Dietrich in 2006. Such stock vests only if our stock price reaches a value specified by the Compensation Committee and maintains such value for a duration specified by the Compensation Committee. If the price point is not met and maintained for the specified period within the term of the grant (four years), the shares are forfeited. More detail concerning these stock grants can be found in the section headed “Determination of 2006 Compensation” below. If our proposed 2007 Incentive Plan is approved by stockholders, future annual incentive awards will be made under that plan.

Other Elements of Compensation

Other than standard benefits, such as health insurance, uniform severance benefits commensurate with position, medical insurance, annual physical and 401(k) plan participation, the Compensation Committee believes that perquisites should be limited to unusual circumstances. For senior executive new hires, retirees, and senior executives requested to relocate, we also provide legal fee reimbursement and housing relocation expenses. In 2006, the perquisites that we provided to our Named Executive Officers were limited to home purchase benefits provided to Mr. Flynn, a housing stipend paid to Mr. Cato, an automobile allowance provided to Messrs. Cato and Lane, and life insurance provided to each of our Named Executive Officers. More detail concerning these perquisites can be found in the footnotes to the “Summary Compensation Table for Fiscal 2006” below.

Our Compensation Committee sometimes also grants sign-on payments in connection with the commencement of employment, which generally reflect remuneration for any compensation or benefits forfeited by the commencing employee upon leaving his or her previous employment. For example, in 2006, Mr. Flynn received $200,000 and a sign-on grant of 18,000 shares of restricted stock, with a value of $900,000. This grant vests one-quarter on each of the first four anniversaries of June 22, 2006, the date Mr. Flynn commenced employment with us. In line with the Compensation Committee’s policy, Mr. Flynn’s sign-on benefits reflect remuneration for the value of compensation that Mr. Flynn forfeited upon leaving his previous employer.

Determination of 2006 Compensation

As described in the Compensation Committee’s processes and procedures section set forth above, in March 2007 the Compensation Committee determined each element of total compensation for each senior executive officer. The Compensation Committee applies a four-step process in administering the 2006 Plans. The first two steps occurred before the commencement or during the first quarter of the year, and the last two at the conclusion of the year.

1.	Based on the business plan established by the Board, the Compensation Committee set the annual financial and operational goals at the Company level. The goals were established at a level determined by the Compensation Committee, which took into account many factors, including the business climate and the Compensation Committee’s assessment of the Company’s business plan. In order for awards to be payable under the 2006 Plans, a minimum financial performance threshold had to be achieved. Above this threshold, the plan is funded on a sliding scale, providing for payouts ranging from 33.3% to 183% of budget for vice presidents and up to 200% of budget for our Named Executive Officers. At the same time, senior executives draft their own individual management business objectives, which were submitted to and approved by the Compensation Committee.

2.	The Compensation Committee determined threshold, budget and maximum performance for each financial and operational goal, taking into account various factors, including management’s assessment of the probability of achieving higher levels of financial performance within the fiscal year.

3.	Upon completion of year-end results, the Compensation Committee reviewed our actual financial performance against the established goals to determine the amount of awards funded by financial performance.

4.	The Compensation Committee reviewed the performance of each senior executive officer against the goals established for that executive to determine the actual award earned.

The amount of the award actually earned by individual senior executives under the 2006 Plans was determined based on performance on the following three goals:

•	30% of the funded award was determined based on our pre-tax profits, as adjusted after deducting certain nonrecurring expenses.

•	30% was determined based on cost reduction versus a pre-established goal.

•	The final 40% was earned based on achievement of the individual’s performance objectives. Individual objectives include measurable goals related to key Company initiatives.

Upon review of the individual performance measures established for each Named Executive Officer, the Compensation Committee determined that the overall performance of each such Named Executive Officer, and our outstanding performance, supported awarding each of the officers the maximum bonus generated by the achievement of the corporate financial budget.

On March 9, 2007, the Compensation Committee approved discretionary bonuses for 2006 for certain executive officers of the Company. Mr. Flynn’s discretionary bonus was awarded by the Committee based on the leadership he provided after joining the Company; Mr. Dietrich’s discretionary bonus was based on his leadership and direction to the Company throughout the year, and particularly throughout the management transition period, during which time Mr. Erickson retired as our President and Chief Executive Officer and Mr. Flynn joined as our new President and Chief Executive Officer; and Mr. Barna’s discretionary bonus was based on the Company’s achievement of certain goals related to our status as a timely filer, relisting on a national exchange and Sarbanes-Oxley compliance.

Chief Executive Officer Compensation

Mr. Flynn’s compensation is largely governed by his employment agreement with us. Pursuant to that agreement, Mr. Flynn received a base annual salary of $650,000, pro rated for 2006. Mr. Flynn is also entitled to receive an annual incentive bonus at a budget of 80% of his annual base salary, with a maximum of 160% of his annual base salary, based on our financial and Mr. Flynn’s individual performance. Mr. Flynn received a bonus for 2006 of $263,126 under our 2006 Annual Incentive Plan for Senior Executives, which represents 77% of his 2006 pro rated salary, and a discretionary bonus of $65,781. In addition, Mr. Flynn received a grant of 18,000 shares of restricted stock, vesting in four equal annual installments on the first four anniversaries of June 22, 2006 (the date Mr. Flynn became our President and Chief Executive Officer), a grant of 50,000 stock options, vesting in four equal parts on the first four anniversaries of June 22, 2006, and 25,000 shares of performance-based restricted stock which will vest only if our stock price reaches a value specified by the Compensation Committee and maintains such value for a duration specified by the Compensation Committee. If the price point is not met and maintained for the specified period on or before June 22, 2010, or if Mr. Flynn ceases to be an employee of the Company before the shares vest, he will forfeit those shares. Mr. Flynn received additional compensation in connection with the commencement of his employment with us, which is discussed in further detail under the heading “Employment and Other Agreements” below.

Other Named Executive Officers

Pursuant to his amended employment agreement and upon his promotion to Chief Operating Officer, Mr. Dietrich’s base annual salary was increased to $425,000. Mr. Dietrich is entitled to receive an annual incentive bonus ranging from 60% to 120% of his annual base salary, based on our financial and Mr. Dietrich’s individual performance for the year. For 2006, Mr. Dietrich received a bonus of $170,376 under our 2006 Annual Incentive Plan for Senior Executives, which represents 50% of his 2006 salary, and a discretionary bonus of $42,594. In connection with his promotion, Mr. Dietrich also received 10,000 options and 5,000 shares of performance-based restricted stock that vest subject to the same time vesting and stock price criteria as are applicable to Mr. Flynn.

In 2006, Mr. Barna received a bonus of $147,195 under our 2006 Annual Incentive Plan for Senior Executives, which represents 49% of his 2006 salary, and a discretionary bonus of $36,798. In 2006,

Mr. Lane received a bonus of $168,605, which represents 48% of his 2006 salary, and Mr. Cato received a bonus of $86,847, representing 36% of his 2006 salary.

Jeffrey H. Erickson

On January 29, 2006, we and Mr. Erickson entered into a Retirement and General Release Agreement establishing Mr. Erickson’s retirement, effective no later than six months after January 29, 2006. Mr. Erickson formally retired from his position as Chief Executive Officer and President on June 22, 2006 (the retirement date) and was an active employee until July 28, 2006. In recognition of his contribution and leadership through bankruptcy and during the period following our emergence from bankruptcy, Mr. Erickson received a lump sum payment of $524,400 on his retirement date and additional retirement payments that runs for a period of 18 months, commencing six months after his retirement date and that were based on his annual base salary. Additionally, we agreed to provide Mr. Erickson with his continued medical, dental and vision coverage through January 1, 2007. Mr. Erickson was reimbursed for his attorney’s fees, up to a maximum of $30,000, incurred in connection with his retirement and negotiation of his retirement agreement, among other things.

On the retirement date, 58,733 restricted shares of Common Stock granted to Mr. Erickson vested. Further, on his retirement date, 42,233 options (at an exercise price of $16.70) and 17,333 options (at an exercise price of $27.50), all of which would not have otherwise vested until various times in 2007, vested. Mr. Erickson exercised these options prior to December 31, 2006, as required. Additionally, Mr. Erickson received a bonus for 2006 of $262,200, which was paid on the same date that bonuses for other senior executives were paid under the 2006 Annual Incentive Plan for Senior Executives.

Policies Regarding Executive Stock Ownership

In support of the Board philosophy that performance and equity incentives provide the best incentives for management and ensure stockholder value, the Board adopted Stock Ownership Guidelines (the “Guidelines”) for all officer level executives, including the Chief Executive Officer, Executive Vice Presidents, Senior Vice Presidents and Vice Presidents. The Guidelines encourage executives to achieve certain levels of share ownership over a three-to-five year period based on the lesser of a percentage of annual base salary or a fixed number of shares. The recommended amount of retained shares increases under the Guidelines with the level of the executive’s position. For example, the Chief Executive Officer is expected to own shares with a value equal to the lesser of four times his annual base salary or 50,000 shares.

Tax and Accounting Considerations

Section 162(m) of the Code limits the deductibility of compensation in excess of $1 million paid to the Company’s CEO and to each of the other four highest-paid executive officers unless this compensation qualifies as “performance-based.” Based on the applicable tax regulations, the Company intended for any taxable compensation derived from the exercise of stock options by senior executives under the Company’s 2006 Annual Incentive Plan for Senior Executives to qualify as performance-based. The Company’s stockholders have previously approved terms under which the Company’s annual and long-term performance incentive awards should qualify as performance-based, as required by the Internal Revenue Service. These terms do not preclude the Compensation Committee from making any payments or granting any awards, whether or not such payments or awards qualify for tax deductibility under section 162(m), which payments or grants may be appropriate to retain and motivate key executives.

We adopted the provisions of Statement of Financial Accounting Standard No. 123(R) for the year commencing January 1, 2006, the date the standard became effective. In general, we and the Compensation Committee seek to have all of the equity awards qualify for fixed grant date accounting, rather than variable accounting.

Equity Grant Practices

Following our emergence from bankruptcy through year-end 2006, there were no annual equity grants other than those grants made by the bankruptcy court or those grants made in connection with new hires or promotions. The Compensation Committee does not have any programs, plans or practices of timing these awards in coordination with the release of material non-public information. We have never backdated, repriced or spring-loaded stock options.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section with management. Based on this review, the Compensation Committee recommends to the Board of Directors that the Compensation Discussion and Analysis section be included in this proxy statement.

By the Compensation Committee,

Frederick McCorkle, Chairman
Eugene I. Davis
Carol B. Hallett

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee serves as a member of the board of directors or the compensation committee of any entity that has one or more our executive officers serving as members of our Board or our Compensation Committee.

Compensation of Named Executive Officers

Summary Compensation Table for Fiscal 2006

The following table provides information concerning compensation for our Named Executive Officers during fiscal year 2006. Mr. Erickson resigned as Chief Executive Officer and President on June 22, 2006 and was replaced by Mr. Flynn on that date. In September 2006, Mr. Dietrich was promoted from the position of Senior Vice President, General Counsel and Secretary to Executive Vice President and Chief Operating Officer, and in connection with his promotion, we executed a new employment agreement with him dated September 8, 2006.

						Non-Equity
						Incentive
				Stock	Option	Plan	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Position (1)	Year	($)	($)(2)	($)(3)	($)(3)	($)(4)	($)(5)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)	(j)
William J. Flynn	2006	342,084	265,781	422,722	112,658	263,126	781,511	2,187,882
President and Chief Executive Officer
Jeffrey H. Erickson	2006	350,272	—	572,161	463,580	262,200	530,116	2,178,329
Director and former President and Chief Executive Officer
Michael L. Barna	2006	306,185	36,799	131,375	98,013	147,195	597	720,164
Chief Financial Officer
John W. Dietrich	2006	337,527	42,594	245,872	166,968	170,376	478	963,815
Chief Operating Officer
Ronald A. Lane	2006	350,720	—	217,544	48,727	168,605	9,670	795,266
Chief Marketing Officer
James R. Cato	2006	244,638	—	115,745	23,677	86,847	90,717	561,624
Vice President of Flight Operations and Labor Relations

(1)	Mr. Erickson has retired from the position of President, which he held since 2003, and Chief Executive Officer, which he held since 2004.

Mr. Flynn replaced Mr. Erickson as our President and Chief Executive Officer on June 22, 2006.

Mr. Lane was named Chief Marketing Officer for Polar in 2003; he was named our Senior Vice President and Chief Marketing Officer in April 2003.

Mr. Dietrich became Vice President of Legal and General Counsel in 2003; and, in February 2004, he became Senior Vice President, General Counsel and Chief Human Resources Officer. Mr. Dietrich was elected Secretary of AAWW in September 2005. In September 2006, Mr. Dietrich resigned from his position as Senior Vice President, General Counsel and Secretary and was promoted to his current position of Executive Vice President and Chief Operating Officer.

Mr. Barna was elected Senior Vice President and Chief Financial Officer in April 2005.

Mr. Cato has been Vice President of Flight Operations and Labor Relations for both Atlas and Polar since May 2004.

(2)	Mr. Flynn received $200,000 as a sign on bonus and $65,781 as a discretionary bonus awarded by the Compensation Committee for exceptional leadership since joining the Company. Mr. Barna received a discretionary bonus of $36,799, awarded by the Compensation Committee for successful execution of timely filer, relisting and Sarbanes-Oxley related goals. Mr. Dietrich received a discretionary bonus of $42,594, awarded by the Compensation Committee for exceptional leadership and direction throughout 2006 and during management transition.

(3)	The compensation amounts reported in the Stock Awards and Option Awards columns reflect the dollar amount reported in our financial statements for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) of awards pursuant to the Long Term Incentive And Share Award Plan and includes amounts from awards granted in and prior to 2006. For this purpose, the fair value of an award is apportioned over the period during which the award is expected to vest. The fair value of the stock awards shown in the table was based on the closing market price of the common stock as of the date of the award. The fair value of the option awards was determined using the Black-Scholes Merton option pricing model. The underlying valuation assumptions are disclosed in footnote 13 to our audited financial statements filed with our Annual Report on Form 10-K for fiscal 2006.

The grant date value of restricted stock is based on the closing market price of the common stock as of the date of the award.

(4)	Reflects the total cash amounts awarded under the annual cash incentive plans during fiscal 2006, which are discussed in more detail under the heading “Determination of 2006 Compensation” above. Amounts earned were paid to participants in March 2007 following the Compensation Committee’s review of performance targets under the plans.

(5)	Perquisites and other personal benefits are valued on an aggregate incremental cost basis. All figures shown in the table below represent the direct dollar cost incurred by us in providing these perquisites and other personal benefits to our Named Executive Officers.

Each of our Named Executive Officers received additional compensation for fiscal year 2006 in the form of company-paid amounts for life insurance. In addition, Messrs. Lane and Cato received an automobile allowance and Messrs. Flynn, Erickson and Cato each received funds to cover housing relocation expenses. Mr. Erickson received a lump sum payment of $524,400 payable in connection with Mr. Erickson’s retirement agreement. In 2006, Mr. Cato received a housing stipend in the amount of $69,579, and Mr. Flynn received relocation expenses in the amount of $781,313, which amount includes the repurchase of Mr. Flynn’s California residence.

			Company-Paid
	Automobile	Housing Relocation	Amounts for Life
Name	Allowance($)	Expense($)	Insurance($)
William J. Flynn	—	781,313	198
Jeffrey H. Erickson	—	4,729	987
Michael L. Barna	—	—	597
John W. Dietrich	—	—	478
Ronald A. Lane	8,400	—	1,270
James R. Cato	20,347	69,579	791

Grants of Plan-Based Awards during Fiscal 2006

The grants in the following table were made pursuant to revised employment agreements entered into in connection with new hires or promotions in 2006, and under our 2004 LTIP, our 2006 Annual Incentive Plan for Senior Executives and our 2006 Annual Incentive Plan for Vice Presidents, all of which are described in more detail in the section headed “Compensation Discussion and Analysis” above.

								All Other	All Other
								Stock	Option		Grant
		Estimated Future Payouts						Awards:	Awards:	Exercise	Date Fair
		Under Non-Equity Incentive			Estimated Future Payouts Under Equity			Number	Number of	or Base	Value of
		Plan Awards			Incentive Plan Awards(1)			of Shares of	Securities	Price of	Stock and
								Stock or	Underlying	Option	Option
	Grant	Threshold	Budget	Maximum	Threshold	Budget	Maximum	Units	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)(2)	(#)(3)	($/Sh)	($)(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
William J. Flynn Stock Options	6/22/2006								50,000	50.00	946,500
Stock Awards	6/22/2006	100,194	303,618	607,235	—	25,000	—	18,000			2,150,000
Jeffrey H. Erickson Stock Options Stock Awards	—	—	—	—	—	—	—	—	—	—	—
Michael L. Barna Stock Options Stock Awards	—	56,049	169,847	339,693	—	—	—	—	—	—	—
John W. Dietrich Stock Options	9/19/2006								10,000	43.92	163,100
Stock Awards	9/19/2006	64,876	196,595	393,190	—	5,000	—	—			219,600
Ronald A. Lane Stock Options Stock Awards	—	64,202	194,551	389,103	—	—	—	—	—	—	—
James R. Cato Stock Options Stock Awards	—	−33,034	100,103	183,488	—	—	—	—	—	—	—

(1)	On June 22, 2006, Mr. Flynn received a grant of 25,000 shares of performance-based restricted stock that vest only if our stock price reaches a value specified by the Compensation Committee and maintains such value for a duration specified by the Compensation Committee. If the price point is not met and maintained for the specified period by June 22, 2010 or if Mr. Flynn ceases to be an employee of the Company before the shares vest, the shares are forfeited.

On September 19, 2006, Mr. Dietrich received a grant of 5,000 shares of performance-based restricted stock that vest on the same stock price criteria as are applicable to Mr. Flynn.

(2)	Mr. Flynn was granted 18,000 shares of restricted stock in connection with his employment agreement, which vest in four equal annual installments beginning on of June 22, 2007.

(3)	The 50,000 options granted in 2006 to Mr. Flynn becomes exercisable in four equal annual installments based on the anniversary of the grant at an exercise price of $50.00, which for Mr. Flynn was June 22, 2006.

The 10,000 options granted in 2006 to Mr. Dietrich become exercisable in four equal annual installments based on the anniversary of the grant at an exercise price of $43.92, which for Mr. Dietrich was September 19, 2006.

All option awards were granted with an exercise price equal to the closing price on the NASDAQ Global Select Market on the date of the grant, which for Mr. Flynn was $50 per share and for Mr. Dietrich was $43.92 per share.

(4)	The fair value of the restricted stock shown in the table is based on the closing market price of the common stock as of the date of the award. The fair value of the options is determined using the Black-Scholes Merton option pricing model as described in footnote 3 to the Summary Compensation Table above.

Outstanding Equity Awards at Fiscal Year-End 2006

The following table shows outstanding equity awards for our Named Executive Officers as of December 31, 2006:

	Option Awards(1)					Stock Awards(2)
Equity
Incentive
								Equity	Plan Awards:
			Equity					Incentive	Market
			Incentive					Plan Awards:	or Payout
			Plan				Market	Number	Value of
			Awards:				Value of	of Unearned	Unearned
	Number of	Number of	Number			Number of	Shares or	Shares,	Shares,
	Securities	Securities	of Securities			Shares or	Units of	Units or	Units or
	Underlying	Underlying	Underlying			Units of	Stock	Other	Other
	Unexercised	Unexercised	Unexercised	Option		Stock That	That	Rights	Rights
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	That Have	That Have
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Not Vested	Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)(7)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
William J. Flynn (1)	—	50,000		$50.00	6/22/16	18,000	801,000	25,000	$1,112,500
Jeffrey H. Erickson	—	—		—	—	—	—	—	—
Michael L. Barna (2)	10,000	30,000		26.75	4/12/15	—	—	15,000	667,500
John W. Dietrich(3)	9,467	9,467		16.70	8/11/11	5,000	222,500	13,200	587,400
(4)	12,000	24,000		27.50	3/22/15	—	—	—	—
(5)	—	10,000		43.92	9/19/16	—	—	—	—
Ronald A. Lane (6)	15,433	9,467		16.70	8/11/11	—	—	13,200	587,400
James R. Cato (6)	—	4,600		16.70	8/11/11	—	—	7,000	311,500

(1)	Options vest ratably over four years. Of the restricted shares awarded, 18,000 shares vest ratably over four years and 25,000 shares vest on attainment of a specified stock price for a specified period of time prior to June 22, 2010.

(2)	Options and restricted shares vest ratably over four years.

(3)	Options vest ratably over three years. Of the restricted shares awarded, 13,200 shares vest ratably over three years and 5,000 shares vest on attainment of a specified stock price for a specified period of time prior to June 22, 2010.

(4)	Options vest ratably over three years.

(5)	Options vest ratably over four years.

(6)	Options and restricted shares vest ratably over three years.

(7)	Market values reflect the closing price of our common stock on the NASDAQ Global Market on December 31, 2006, which was $44.50 per share.

Option Exercises and Stock Vested during Fiscal 2006

The following table provides information relating to option exercises and stock vesting for our Named Executive Officers during fiscal 2006:

	Option Awards		Stock Awards

	Number of Shares	Value Realized	Number of Shares	Value Realized on
Name	Acquired On Exercise	on Exercise ($)	Acquired on Vesting	Vesting ($)
(a)	(b)	(c)	(d)	(e)
William J. Flynn	—	—	—	—
Jeffrey H. Erickson	119,132	2,861,893	58,733	2,410,402
Michael L. Barna	—	—	5,000	230,000
John W. Dietrich	9,466	271,566	13,200	541,728
Ronald A. Lane	3,500	101,153	13,200	541,728
James R. Cato	4,600	134,780	7,000	287,280

Pension Benefits for 2006

Other than in relation to the retirement of Mr. Erickson, as discussed in the section headed “Compensation Discussion and Analysis,” we do not have any plans providing for payments or other benefits at, following, or in connection with retirement.

Employment and Other Agreements

Jeffrey H. Erickson.  Mr. Erickson’s employment agreement was terminated pursuant to a Retirement and General Release Agreement (the “Retirement Agreement”) dated January 29, 2006, subject to the survival of certain provisions of his employment agreement. Mr. Erickson’s Retirement Agreement and the surviving provisions from his employment agreement are discussed in more detail above under the heading “Determination of 2006 Compensation.” In addition to the compensation described above, the terms of Mr. Erickson’s Retirement Agreement provide that he may be eligible to receive a success fee with respect to our transaction with DHL, which transaction was initiated during Mr. Erickson’s tenure as our President and Chief Executive Officer, if it is completed within a year of his retirement. If paid, the success fee will be equal to 10% of the fee paid to the investment bankers associated with the DHL transaction.

William J. Flynn.  Mr. Flynn’s employment agreement was entered into on April 21, 2006 and became effective on June 22, 2006. Pursuant to Mr. Flynn’s employment agreement, he received a base annual salary of $650,000, pro rated for 2006. Mr. Flynn also received a sign-on payment of $200,000 and a grant of 18,000 shares of AAWW restricted stock with a value of $900,000 under the agreement. Such shares will vest one-quarter on each of the first four anniversaries of June 22, 2006. In addition, Mr. Flynn received a grant of 50,000 stock options, vesting in four equal parts on the first four anniversaries of the commencement of his employment, and 25,000 shares of performance-based restricted stock, vesting if our Common Stock reaches a specified value for a specified period of time prior to the fourth anniversary of the date of grant.

If Mr. Flynn is terminated by the Company for cause, or if he resigns, he is entitled to receive salary earned up to date of termination or resignation. If Mr. Flynn is terminated by the Company without cause, or if he resigns for good reason (as defined in the agreement and discussed in the section headed “Payments Upon a Change of Control and Termination of Employment” below), he is entitled to (i) 18 months base salary; (ii) accrued but unused vacation pay; (iii) all vested rights and benefits pursuant to other Company plans and programs; and (iv) health and welfare benefits coverage for 12 months (provided that such coverage will cease if Mr. Flynn receives comparable coverage from subsequent employment). If, within the six months preceding or 12 months following a change of control (as defined in the agreement and discussed in the section headed “Payments Upon a Change of Control and Termination of Employment” below), Mr. Flynn’s employment is terminated not for cause or if he resigns for good reason, Mr. Flynn is entitled to the same benefits as described above with the exception that his payment of base salary is increased from 18 months to 24 months.

Under the terms of his employment agreement, Mr. Flynn is prevented from soliciting or interfering with any of our contracts, client relationships, independent contractors, suppliers, customers, employees or directors for a period of two years following termination of his employment with us. Additionally, for a period of one year following termination of his employment, Mr. Flynn may not accept employment with, or give advice to, any air cargo carrier carrying on a business substantially similar to Atlas.

Ronald A. Lane.  Mr. Lane’s employment agreement was entered into effective May 1, 2003. It was amended as of January 24, 2004 and April 20, 2004, respectively. His base salary as of the original agreement date was $200,000 and it provided that the salary would be reviewed from time to time, with a guarantee that the salary would be at least $350,000 as of May 1, 2005. The agreement had an initial term extending until May 1, 2008, with automatic one-year renewals unless written notice was given by either party at least three months prior to such renewal. Under the amended agreement, Mr. Lane is eligible to receive (i) an annual incentive bonus at a budget of 50% of his base salary based on our financial and Mr. Lane’s individual performance for each calendar year during his employment, (ii) an automobile allowance of $700 per month, (iii) other customary benefits available to our management employees and (iv) in the event of termination of the agreement by Atlas for reasons other than cause (as defined in the agreement) or by Mr. Lane for good reason (as defined in the agreement), a lump sum payment equal to 18 months of his then-base salary. Under the terms of his employment agreement, Mr. Lane is prevented from soliciting or interfering with any of our contracts, client relationships, independent contractors, suppliers, customers, employees or directors, and he may not accept employment with, or give advice to, any air cargo carrier carrying on a business substantially similar to Atlas, for a period of one year following termination for cause, his resignation for good reason, or in the event that, upon termination, he receives a lump sum payment equal to 18 months of his then-base salary.

On March 22, 2007, Mr. Lane was elected Senior Vice President and Special Advisor of AAWW, Atlas and Polar. In conjunction with this appointment, Mr. Lane resigned as our Senior Vice President and Chief Marketing Officer. Mr. Lane currently is expected to retire at the end of 2007.

John W. Dietrich.  Mr. Dietrich’s employment agreement, which was amended and restated effective September 15, 2006, initially was entered into on March 19, 2003 and amended as of August 1, 2003, January 29, 2004 and April 1, 2005, respectively. Under his current employment agreement, Mr. Dietrich will receive a base annual salary of $425,000, pro rated for the period from September 15, 2006 to December 31, 2006 and thereafter subject to annual review. Mr. Dietrich remains eligible to participate in the 2006 Annual Incentive Plan for Senior Executives and continues to be entitled to an annual incentive bonus at 60% – 120% of his annual base salary, which 2006 fiscal year bonus will be prorated based on the amount of base salary earned in 2006. Under the agreement, if Mr. Dietrich’s employment is terminated without cause, or if Mr. Dietrich resigns for good reason (as defined in his agreement), he is entitled to 18 months base salary, payable in a single lump sum, which amount increases to 24 months base salary if his employment is terminated or he resigns for good reason in connection with a change of control. Mr. Dietrich’s employment agreement also provides that he will not, for a period of one year following the termination of his employment with us, solicit or interfere with any of our contracts, client relationships, independent contractors, suppliers, customers, employees or directors. Additionally, for a period of one year following termination of his employment, Mr. Dietrich may not accept employment in a non-attorney capacity with, or give non-legal advice to, certain of our major competitors.

Michael L. Barna.  Effective April 11, 2005, we entered into a term sheet with Mr. Barna governing the terms of his employment that does not contain a fixed term of employment. Mr. Barna’s base salary under the term sheet is $300,000, subject to annual review, and he is entitled to receive (i) an annual incentive bonus at a budget of 50% of his base salary based on our financial and Mr. Barna’s individual performance for each fiscal year during his employment, which we agreed not to pro rate for fiscal year 2005, (ii) other customary benefits available to our senior management employees and (iii) in the event of termination of Mr. Barna by the Company for reasons other than cause or pursuant to a change of control, a payment equal to 12 months of his then-base salary paid in accordance with our normal payroll schedule.

James R. Cato.  Mr. Cato’s employment agreement was entered into effective November 1, 2000 and amended effective February 1, 2004. The agreement does not specify a fixed term of employment. His initial base salary was $195,000, which was increased by the February 1, 2004 amendment to $240,000. Under the amended agreement, Mr. Cato is eligible to receive (i) an annual incentive bonus at a budget of 50% of his base salary based on the Company’s financial, and Mr. Cato’s individual, performance for each calendar year during his employment, (ii) an automobile allowance on a tax grossed-up basis for either a company automobile or a leased automobile, valued at an amount similar to that of our other officers, (iii) temporary housing and commuting expenses on a tax-grossed up basis, (iv) other customary benefits available to our management employees, and (v) in the event of termination of the agreement by the Company for reasons other than cause (as defined in his agreement) or by Mr. Cato for good reason (as defined in his agreement), payment of 18 months of his then-base salary.

Potential Payments Upon Termination or Change of Control

We have several plans that govern payments to our Named Executive Officers in the event of a change of control of the Company, a change in the Named Executive Officer’s responsibilities, or a termination of any

Named Executive Officer. Each of our 2006 Annual Incentive Plan for Senior Executives, 2006 Annual Incentive Plan for Vice Presidents, and 2004 LTIP includes provisions regarding payments to Named Executive Officers upon termination of employment or a change of control of the Company. In addition, we have entered into employment agreements with certain of our Named Executive Officers that contain provisions regarding such payments. These employment agreements are summarized in the sections headed “Employment Agreements” and “Determination of 2006 Compensation” above.

Payments Upon Termination

Our Named Executive Officers, other than Mr. Cato, participate in our Benefits Program for Executive Vice Presidents and Senior Vice Presidents pursuant to which they are entitled to accrued but unpaid Base Salary as of the date of termination in the event of a termination of employment for cause (as defined below) or resignation. Mr. Cato participates in our Benefits Program for Vice Presidents pursuant to which he is entitled to accrued but unpaid Base Salary as of the date of termination in the event of a termination of employment for cause (as defined below) or resignation. Payments due to our Named Executive Officers upon termination by the Company, other than for cause or upon resignation for good reason, are described under the section headed “Employment Agreements” above.

Payments Upon a Change of Control (without termination of employment)

2006 Annual Incentive Plans

The 2006 Annual Incentive Plan for Senior Executives provides that, in the event of a change of control during the Plan year, all annual cash incentive awards shall become payable as if the date of the change of control was the last day of the plan year, with the financial goal adjusted accordingly. A change of control is defined as when another party (acting alone or with affiliates) beneficially owns 50% or more of our issued and outstanding voting stock. The 2006 Annual Incentive Plan for Vice Presidents contains the same provisions as the Plan for Senior Executives, except that the change of control threshold is 40% or more of our issued and outstanding voting stock.

2004 Long Term Incentive and Share Award Plan

The 2004 LTIP includes change of control provisions which are triggered by a merger or consolidation, the sale of a majority of our assets, or stockholders approving a plan of complete liquidation. In the event of one of these change of control triggers:

•	all stock options become fully vested and exercisable;

•	all restrictions and other conditions on any restricted stock, units, performance shares or other awards lapse, and such awards be come free of all restrictions and fully vested;

•	all outstanding options, restricted shares and other share based awards will be cashed out for the per share price paid to holders of common stock in connection with the change of control (or, if no consideration is paid, the fair market value of the stock immediately prior to the change of control), except for incentive stock options, which will be cashed out based on the transactions reported for the date of the change of control; and

•	subject to Compensation Committee discretion, any awards of performance shares or units relating to a period in which the change of control occurs become immediately payable in cash, to be paid pro rata based on achievement of the maximum performance targets.

Payments Upon a Change of Control and Termination of Employment

We have agreements with certain of our Named Executive Officers which provide for severance benefits in the event of certain terminations of employment following a change of control. These benefits are summarized below. A change of control is defined to occur upon the acquisition by any person or group of beneficial ownership of more than 50% of the outstanding voting securities of the Company.

The change of control provisions of the employment agreements with our Named Executive Officers are “double-trigger” agreements. Mr. Flynn’s agreement provides that if, within 6 months preceding or 6 months following a change of control, we terminate his employment (other than for cause) or he resigns for “good reason” (as defined below), then Mr. Flynn will receive the following benefits: (i) 24 months base salary; (ii) vesting of all rights under plans and (iii) health and welfare benefits for 12 months. Mr. Dietrich’s agreement provides that if, within 6 months before or 12 months after a change of control, the Company terminates his employment (other than for cause) or he resigns for “good reason”, then Mr. Dietrich will receive: (i) the payment of 24 months base salary; (ii) relocation expenses back to Chicago; and (iii) health and welfare benefits for 12 months. Under the terms of Mr. Barna’s employment, if the Company terminates his employment pursuant to a change of control, Mr. Barna will be entitled to 12 months base salary. Messrs. Lane and Cato are not entitled to any incremental compensation in the event of a change of control followed by termination or resignation for good reason but remain entitled to the payments owed to them upon termination without cause or resignation for good reason.

The term “cause” as used in the agreements means (i) any act of material dishonesty, (ii) failure to comply with the material obligations set out in the employment agreement, (iii) a material violation of the Company’s corporate policies, or (iv) the conviction of plea of “no contest” to any misdemeanor of moral turpitude or any felony.

The term “good reason” means, for Messrs. Flynn, Lane and Cato (i) a reduction in compensation, (ii) a material reduction in title or job responsibilities (and in the case of Messrs. Flynn and Lane, any reduction following a change of control), or (iii) a requirement to relocate the executive’s primary residence. For Mr. Dietrich, it includes (i) a reduction in base salary or bonus eligibility, or (ii) reduction in job title or responsibilities.

Set forth below is the amount of compensation that each of our Named Executive Officers would receive in the event of termination of such executive’s employment or a change of control that is incremental to amounts previously earned and accrued by the executive for performance of his duties to the date of termination. The amounts shown assume that such termination or change of control was effective as of December 31, 2006, and are estimates of the amounts which would be paid out to the executives upon their termination or upon a change of control. For the equity component of such compensation, the Company used the closing price of AAWW common stock as of December 31, 2006. The actual amounts to be paid out can only be determined at the time of such events.

		Stock and Option	Stock and Option
	Cash Payments Due	Vesting in	Vesting in	Cash Payments Due
	in Connection with	Connection with a	Connection with a	in Connection with
	a Termination of	Termination of	Change of Control	a Change of Control
	Employment without	Employment without	Without Termination	and Termination of
Name	Cause*	Cause*	of Employment*	Employment*
William J. Flynn	$987,000	$—	$1,913,500	$1,312,000
Jeffrey H. Erickson(1)	—	—	—	—
Michael L. Barna	308,000	177,500	1,200,000	308,000
John W. Dietrich	649,500	1,054,583	1,486,883	862,000
Ronald A. Lane	550,080	850,583	850,583	550,080
James R. Cato	369,000	439,380	439,380	369,000

(1)	Mr. Erickson retired from his position as President and Chief Executive Officer on June 22, 2006. Payments made and owing to Mr. Erickson in connection with his retirement are discussed in the section headed “Compensation Discussion and Analysis”.

*	We used the following assumptions to calculate these payments:

•	We valued stock options using the closing price of our common stock on the NASDAQ Global Market on December 31, 2006, which was $44.50 per share, by multiplying the difference between the Market Price and the Exercise Price by the number of Accelerated Shares.

•	We assumed in each case that termination is not for cause, the executive does not violate his non-competition or non-solicitation agreements with us following termination, the executive does not receive medical and life insurance coverage from another employer within 12 months of the termination of his employment, the executive does not have any unused vacation time, and the executive does not incur legal fees or relocation expenses requiring reimbursement from us.

•	We used the same assumptions for health care benefits that we used for our financial reporting under generally accepted accounting principles.

•	We included the estimated present value of accelerating any award of stock options that is accelerated upon a termination of employment or termination of employment and change of control. On the case of a termination and change of control, we assumed that all such awards would be cashed out at closing. See the table titled “Outstanding Equity Awards at Fiscal Year-End 2006” for information regarding unvested equity awards.

PROPOSAL 2

APPROVAL OF
ATLAS AIR WORLDWIDE HOLDINGS, INC.
2007 INCENTIVE PLAN

On April 6, 2007, the Board adopted the 2007 Atlas Air Worldwide Holdings, Inc. 2007 Incentive Plan (the “Plan”), and recommends that stockholders also approve the Plan.

The purpose of the Plan is to advance the interests of the Company by providing for the grant to eligible participants of stock-based and other incentive awards. The Plan is intended to accomplish these goals by enabling the Company to grant awards in the form of options, stock appreciation rights, restricted stock, unrestricted stock, performance awards, cash awards and stock units, including restricted stock units or combinations thereof, all as more fully described below.

If approved, the Plan will replace the 2004 LTIP Plan (“prior plan”), and no new awards will be granted under the prior plan. Awards outstanding under the prior plan will continue to be governed by the terms of that plan and agreements under which they were granted.

We are not asking stockholders to authorize any additional shares under the Plan at this time. The only shares of stock that may be issued under the Plan are shares that were authorized for issue but unused under the prior plan. If the Plan is approved by the stockholders, no further awards will be made under the prior plan, and the maximum number of shares of stock that may be issued under the Plan will be 628,331, which was the number of unused shares under the prior plan on April 6, 2007, when the Board approved the Plan. Shares subject to awards under the prior plan that are outstanding on the date that the stockholders approve the Plan will be treated as unused shares if such awards are exercised or satisfied, or if they terminate or expire, without the delivery of shares or, in the case of restricted stock awards, if they are forfeited. Shares that are withheld to pay the exercise price of an award or to satisfy tax withholding requirements will not reduce the maximum number of shares available for delivery under the Plan.

Overview

Administration.  The Plan will be administered by the Compensation Committee of the Board. The term “administrator” is used in this proxy statement to refer to the person (the Compensation Committee and its delegates) charged with administering the Plan. Under the Plan, the administrator may grant stock options, stock appreciation rights, restricted stock, unrestricted stock, performance awards (in cash or stock), cash awards and stock units, including restricted stock units, or combinations thereof, and may waive terms and conditions of any award.

The administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to shares of stock subject to an award.

Eligible Employees.  Employees of the Company, including executive officers, directors and other persons providing services to the Company or its subsidiaries who are in a position to make a significant contribution to the success of the Company are eligible to receive awards under the Plan. The Company expects approximately 245 persons to participate in the Plan annually.

Limitations on Awards.  Section 162(m) of the Code places annual limitations on the deductibility by public companies of compensation in excess of $1,000,000 paid to each of the chief executive officer and the other four Named Executive Officers ranked by pay, unless, among other things, the compensation is performance-based. For compensation attributable to stock options and stock appreciation rights to qualify as performance-based, the plan under which they are granted must state a maximum number of shares with respect to which options and rights may be granted to an individual during a specified period and must be approved by the Company’s stockholders. To comply with these requirements, the Plan provides that the maximum number of shares as to which options may be granted and the maximum number of shares as to which stock appreciation rights may be granted to any participant during any fiscal year will each be 200,000. The Plan provides that the maximum number of shares as to which other awards may be granted to any participant during any fiscal year will be 100,000 and the maximum amount payable as cash awards to any person in any fiscal year will be $3,000,000.

Adjustments.  In the event of a stock dividend, stock split or other change in our capital structure, the administrator will make appropriate adjustments to the limits described above and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to awards, and to the exercise prices of awards affected by the change. The administrator may also make similar adjustments to take into account other distributions to stockholders or any other event, if the administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of awards.

Stock Options.  The exercise price of a stock option granted under the Plan shall not be less than 100% of the fair market value of the Common Stock at the time of grant. Fair market value shall be determined in accordance with the requirements of Section 422 and Section 409A of the Code. Subject to the foregoing, the administrator will determine the exercise price of each option granted under the Plan on the basis of the closing price of the stock on the date of grant of the option.

Two types of stock options may be granted under the Plan: incentive stock options, or “ISOs,” which are subject to special tax treatment as described below, and nonstatutory stock options, or “NSOs.” Eligibility for ISOs is limited to employees of the Company and its subsidiaries. The expiration date of options cannot be more than ten years after the date of the original grant. The administrator may determine other terms and conditions related to the exercise of an option, including the time at which options may be exercised and conditions relating to the exercise of options. No stock options may be granted under the Plan after March 20, 2017, but stock options previously granted may extend beyond that date in accordance with their terms. The exercise price may be paid in cash, by check payable to the order of the Company or by any combination thereof.

Stock Appreciation Rights (SARs).  The administrator may grant SARs under the Plan. An SAR entitles the holder upon exercise to receive Common Stock equal in value to the excess of the fair market value of the shares of stock subject to the right over the fair market value of such shares on the date of grant. SARs granted under the Plan may not be repriced other than in accordance with the applicable stockholder approval requirements of NASDAQ.

Stock Awards; Stock Units.  The Plan provides for awards of nontransferable shares of restricted common stock, as well as unrestricted shares of Common Stock. Generally, awards of restricted stock are subject to the requirement that the shares be forfeited or resold to us unless specific conditions are met. The administrator may provide that any recipient of an award of restricted stock will have all the rights of a Company stockholder, including the right to vote the shares and to receive dividends. Other awards under the Plan may also be settled with restricted stock. The Plan provides also for stock units, including restricted stock units, entitling the recipient to receive shares of Common Stock (or cash measured by the value of the Common Stock) in the future on such conditions as the administrator may specify.

Performance Awards.  The Plan provides for performance awards entitling the recipient to receive cash or common stock following the attainment of performance goals determined by the administrator. Performance conditions may also be attached to other awards under the Plan. In the case of any performance award intended to qualify for the performance-based remuneration exception described in Section 162(m) of the Code, the administrator will use one or more objectively determinable measures of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis (basic or fully diluted); return on equity, investment, capital or assets; one or more operating ratios such as earnings before interest, taxes and/or depreciation and amortization; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; free cash flow, cash flow, return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); economic value added; strategic business criteria, consisting of one or more objectives based on meeting specific market penetration, geographic business expansion goals, facility construction or completion goals, geographic facility relocation or completion goals, cost targets, customer satisfaction, supervision of litigation or information technology; joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings (each, a “Performance Criterion”). A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the administrator may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

Stock Price.  The closing price of the Company’s Common Stock as reported on NASDAQ on March 26, 2007 was $53.37 per share. Stock options granted under the Plan may not be repriced other than in accordance with the applicable stockholder approval requirements of NASDAQ.

Transferability.  Neither ISOs nor, except for gratuitous transfers to the extent permitted by the administrator, other awards may be transferred other than by will or by the laws of descent and distribution. During a recipient’s lifetime an ISO and, except as the administrator may provide, other non-transferable awards requiring exercise may be exercised only by the recipient.

Section 409A.  Each award under the Plan will contain terms, and will be construed and administered, so that the award either qualifies for an exemption from the requirements of Section 409A of the Code or satisfies such requirements.

Termination.  The Plan sets forth how awards may be treated in the event that a participant’s employment terminates. The administrator, however, may provide for different default treatment, dependent upon the type of award granted. Upon termination of a participant’s employment, all awards requiring exercise will cease to be exercisable and will terminate, and all other awards, to the extent not vested, will be forfeited unless the administrator provides otherwise. Notwithstanding the above, unless the administrator provides otherwise, if a participant dies or terminates employment by reason of disability, options and SARs exercisable immediately prior to death or disability may be exercised by the participant’s executor, administrator or transferee during a period of one year following such death or termination by reason of disability (or for the remainder of their original term, if less). In the case of termination of the participant’s employment for reasons other than death or disability, options and SARs remain exercisable, to the extent they were exercisable immediately prior to termination, for three months (or for the remainder of their original term, if less); provided that if in the administrator’s judgment the reason for the award holder’s termination casts discredit on the participant sufficient to justify immediate termination of the award, then such award will immediately terminate.

Change of Control.  In the case of certain mergers, consolidations or other transactions in which the Company is acquired or is liquidated and there is a surviving or acquiring corporation, the Plan permits the administrator to arrange for the assumption of awards outstanding under the Plan or the grant to participants of replacement awards by that corporation. If the merger, consolidation or other transaction is one in which holders of common stock will receive a payment upon consummation of the transaction, the administrator may provide for a cash-out payment with respect to some or all awards outstanding. All outstanding awards not assumed by the surviving or acquiring corporation or cashed-out shall become exercisable immediately prior to the consummation of such merger, consolidation or other transaction and upon such consummation all outstanding awards that have not been assumed or replaced will terminate. The administrator may provide for different or additional terms relating to a change of control of the Company in the awards. In the case of any such merger, consolidation or other transaction, awards subject to and intended to satisfy the requirements of Section 409A of the Code shall be construed and administered consistent with such intent.

Amendment.  The administrator may amend the Plan or any outstanding award at any time, provided that except as otherwise expressly provided in the Plan the administrator may not, without the participant’s consent, alter the terms of an award so as to affect materially and adversely the participant’s rights under the award, unless the administrator expressly reserved the right to do so at the time of the award. No such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required by law (including the Code and applicable stock exchange requirements).

Federal Tax Effects

The following discussion summarizes certain federal income tax consequences of the issuance and receipt of options under the Plan. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the Plan, nor does it cover state, local or non-U.S. taxes.

Incentive Stock Options.  In general, an optionee realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

Nonstatutory Options.  In general, in the case of a NSO, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is available to the Company. Upon a subsequent sale or exchange of the shares, appreciation or depreciation after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction.

In general, an ISO that is exercised more than three months after termination of employment (other than termination by reason of death or permanent and total disability) is treated as a NSO. ISOs are also treated as non-ISOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

Under the so-called “golden parachute” provisions of the Code, the vesting or accelerated exercisability of awards in connection with a change in control of the Company may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards under the Plan, may be subject to an additional 20% federal tax and may not be deductible to the Company.

Awards under the Plan are intended either to be exempt from the rules of Section 409A of the Code or to satisfy those rules and shall be construed accordingly. However, the Company will not be liable to any participant or other holder of an award with respect to any award-related adverse tax consequences arising under Section 409A or any other provision of the Code.

Effective Date of the Plan.  The 2007 Incentive Plan will become effective as of May 23, 2007, provided that it is approved by the stockholders at the Annual Meeting.

Plan Benefits

The future benefits or amounts that would be received under the Plan by executive officers, non-executive directors and non-executive officer employees are discretionary and are therefore not determinable at this time. Three Named Executive Officers have been awarded cash incentive performance awards under the Plan in fiscal year 2007, subject to stockholder approval of the Plan. The table set forth below provides the approximate threshold, budget and maximum bonus payable pursuant to these awards, based on their current salary, pursuant to the Plan for fiscal year 2007. Changes in salary for one or more of the officers in fiscal year 2007 may change the amounts set forth in the table, subject to the $3,000,000 limit in the Plan on the maximum amount payable to any participant in any fiscal year as a cash award. These awards under the Plan will not be payable unless stockholders approve the Plan.

Name and Position	Threshold ($)(1)	Budget Bonus ($)(1)	Maximum Bonus ($)(1)

Bill Flynn, CEO	195,000	520,000	1,040,000
John Dietrich, COO	95,625	255,000	510,000
Mike Barna, CFO	57,904	154,000	308,000
Executive Officers (as a group)	560,194	1,491,938	2,983,875

Equity Compensation Plan Information

The following table sets forth certain information relating to the shares of common stock that may be issued under the Company’s stock-based incentive plans at December 31, 2006.

	Number of
	securities to be
	issued upon	Weighted average
	exercise of	exercise price of	Number of
	outstanding	outstanding	securities
	options, warrants	options, warrants	remaining available
Plan Category	and rights	and rights	for future issuance
Equity compensation plans approved by security holders(2)	1,862,168	$24.91	910,391
Equity compensation plans not approved by security holders	0	0	0
Total	1,862,168	$24.91	910,391

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ADOPTION OF THE 2007 INCENTIVE PLAN AS SET FORTH HEREIN. THE FULL TEXT OF THE PLAN IS ATTACHED AS APPENDIX A TO THIS PROXY STATEMENT.

(1) These amounts are based on a percentage of salary and will change in the event that an executive’s salary changes.

(2) Includes shares issuable pursuant to the 2004 LTIP. The 2004 LTIP was approved under the Plan of Reorganization. Pursuant to the Plan of Reorganization, the 2004 LTIP is deemed to be approved by stockholders of AAWW.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS TO BE PRESENTED
AT THE 2008 ANNUAL MEETING

Stockholder Proposals to Be Included in Our 2008 Proxy Statement

We currently expect to hold our 2008 annual meeting of stockholders on or about May 21, 2008. Under the rules of the SEC, if a stockholder wants us to include a proposal in the proxy statement and form of proxy for presentation at our 2008 annual meeting, the proposal must be received by our Secretary no later than December 18, 2007. All stockholder proposals must be made in writing and addressed to the Secretary, Atlas Air Worldwide Holdings, Inc., 2000 Westchester Avenue, Purchase, New York 10577.

Advance Notice Procedures

Under our By-laws, and as permitted by the rules of the SEC, no business may be brought before the Annual Meeting except as specified in the notice of the meeting or as otherwise brought before the Annual Meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered notice to us (containing certain information specified in our By-laws) not earlier than February 22, 2008 and not later than March 14, 2008. A copy of the By-laws will be sent to any stockholder upon written request to the Secretary of AAWW. These requirements are separate and apart from, and in addition to, the SEC’s requirements that a stockholder must meet in order to have his or her stockholder proposal included in our Proxy Statement, as discussed above.

ADDITIONAL COPIES OF ANNUAL REPORT

A copy of our 2006 Annual Report accompanies this Proxy Statement. If any person who was a beneficial owner of Common Stock on the Record Date desires additional copies, such copies may be obtained without charge upon request in writing addressed to the Secretary, Atlas Air Worldwide Holdings, Inc., 2000 Westchester Avenue, Purchase, New York 10577. Each such copy of our 2006 Annual Report so furnished does not include any exhibits thereto, but is accompanied by a list briefly describing all such exhibits. We will furnish any such exhibit upon written request and upon payment of a reasonable specified fee. The Form 10-K is also available on our website at www.atlasair.com.

ADDITIONAL INFORMATION

Separate Voting Materials

Some banks, brokers and other record holders have begun the practice of “householding” proxy statements and annual reports. “Householding” is the term used to describe the practice of delivering a single set of proxy statements and annual reports to a household at which two or more stockholders reside if a company reasonably believes the stockholders are members of the same family. This procedure reduces the volume of duplicate information stockholders receive and also reduces printing and mailing costs. If you participate in “householding” and wish to continue receiving individual copies of our proxy statement and annual report, please write or call us at the following address or phone number: the Secretary, Atlas Air Worldwide Holdings, Inc., 2000 Westchester Avenue, Purchase, New York, 10577, (914) 701-8000. We will promptly deliver an additional copy of the proxy and/or the annual report to any stockholder who so requests.

List of Stockholders

At the Annual Meeting and for 10 days prior to the meeting, the names of stockholders entitled to vote at the Annual Meeting will be available for inspection at for any purpose germane to the meeting, between the hours of 9 a.m. and 5 p.m., at our principal executive offices at 2000 Westchester Avenue Purchase, New York 10577, by contacting the Secretary of AAWW.

Limited Voting by Foreign Owners

To comply with restrictions imposed by federal aviation law on foreign ownership of U.S. airlines, our Certificate of Incorporation and By-laws restrict foreign ownership of shares of our Common Stock. The restrictions imposed by federal aviation law (49 U.S.C. §41102) currently include a requirement that no more than 25% of our voting stock be owned or controlled, directly or indirectly, by persons who are not “Citizens of the United States.” There is a separate requirement that we be under the actual control of Citizens of the United States.

Pursuant to our By-laws, there is a separate stock record, designated the “Foreign Stock Record” for the registration of Voting Stock that is Beneficially Owned by aliens. “Voting Stock” means all outstanding shares of our capital stock that we may issue from time to time which, by their terms, may vote. “Beneficially Owned” refers to owners of our securities who, directly or indirectly, have or share voting power and/or investment power.

At no time will ownership of our shares of Common Stock representing more than the Maximum Percentage be registered in the Foreign Stock Record. “Maximum Percentage” refers to the maximum percentage of voting power of Voting Stock which may be voted by, or at the direction of, aliens without violating applicable statutory, regulatory or interpretative restrictions or adversely affecting our, Atlas’s or Polar’s operating certificates or authorities. If we find that the combined voting power of Voting Stock then registered in the Foreign Stock Record exceeds the Maximum Percentage, the registration of such shares will be removed from the Foreign Stock Record sufficient to reduce the combined voting power of the shares so registered to an amount not in excess of the Maximum Percentage.

The enclosed proxy card contains a certification that by signing the proxy card the stockholder certifies that such stockholder is a “Citizen of the United States” as defined by 49 U.S.C. §40102(a)(15) or that the shares represented by the proxy card have been registered on our Foreign Stock Record.

We will promptly deliver a copy of our By-laws to any stockholder who writes or calls us at the following address or phone number: Attention: the Secretary, Atlas Air Worldwide Holdings, Inc., 2000 Westchester Avenue, Purchase, New York, 10577, (914) 701-8000.

Extent of Incorporation by Reference of Certain Materials

The Audit Committee Report and the Compensation Committee Report on Executive Compensation included in this Proxy Statement do not constitute soliciting materials and should not be deemed filed or incorporated by reference into any other filing made by us under or subject to Regulation 14A or 14C (other than Item 7 to Regulation 14A), or to the liabilities of Section 18 of the Exchange Act, except to the extent we specifically incorporate such report or performance graph by reference therein.

OTHER MATTERS

As of the date of this Proxy Statement, we know of no business that will be presented for consideration at the Annual Meeting other than the election of directors and the approval of the 2007 Incentive Plan, as referred to above. If any other matter is properly brought before the Meeting for action by stockholders, all proxies (in the enclosed form) returned to us will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY AND THAT YOUR SHARES BE REPRESENTED. STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND PROMPTLY RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors

WILLIAM J. FLYNN
President and Chief Executive Officer

April 16, 2007

APPENDIX A

Atlas Air Worldwide Holdings, Inc.

2007 INCENTIVE PLAN

I. DEFINED TERMS

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

II. PURPOSE

The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock-based and other incentive Awards.

III. ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator will exercise its discretion consistent with qualifying the Award for that exception. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

IV. LIMITS ON AWARDS UNDER THE PLAN

A.	Number of Shares. A maximum of 628,331 shares of Stock, representing the unused Prior Plan shares, may be delivered in satisfaction of Awards under the Plan. For purposes of the preceding sentence, shares of Stock shall be treated as unused Prior Plan shares (i) if they were subject to awards under the Prior Plan, other than restricted stock awards, that were outstanding on the day preceding the Effective Date to the extent such Prior Plan awards are exercised or are satisfied, or terminate or expire, on or after the Effective Date without the delivery of such shares, or (ii) if they were outstanding on the day preceding the Effective Date as restricted stock awards under the Prior Plan and are thereafter forfeited. The number of shares of Stock delivered in satisfaction of Awards shall, for purposes of the preceding sentence, be determined net of shares of Stock withheld by the Company in payment of the exercise price of the Award or in satisfaction of tax withholding requirements with respect to the Award. The limits set forth in this Section 4(a) shall be construed to comply with Section 422. To the extent consistent with the requirements of Section 422 and with other applicable legal requirements (including applicable stock exchange requirements), Stock issued under awards of an acquired company that are converted, replaced, or adjusted in connection with the acquisition shall not reduce the number of shares available for Awards under the Plan.

B.	Type of Shares. Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.

C.	Section 162(m) Limits. The maximum number of shares of Stock for which Stock Options may be granted to any person in any calendar year and the maximum number of shares of Stock subject to SARs granted to any person in any calendar year will each be 200,000. The maximum number of shares subject to other Awards granted to any person in any calendar year will be 100,000 shares. The maximum amount payable to any person in any year under Cash Awards will be $3,000,000. The foregoing provisions will be construed in a manner consistent with Section 162(m).

V. ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among those key Employees and directors of, and consultants and advisors to, the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates; provided, that, subject to such express exceptions, if any, as the Administrator may establish, eligibility shall be further limited to those persons as to whom the use of a Form S-8 registration statement is permissible. Eligibility for ISOs is limited to employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.

VI. RULES APPLICABLE TO AWARDS

A. All Awards

1.	Award Provisions. The Administrator will determine the terms of all Awards, subject to the limitations provided herein. By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant agrees to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

2.	Term of Plan. No Awards may be made after March 20, 2017, but previously granted Awards may continue beyond that date in accordance with their terms.

3.	Transferability. Neither ISOs nor, except as the Administrator otherwise expressly provides in accordance with the second sentence of this Section 6(a)(3), other Awards may be transferred other than by will or by the laws of descent and distribution, and during a Participant’s lifetime ISOs (and, except as the Administrator otherwise expressly provides in accordance with the second sentence of this Section 6(a)(3), other Awards requiring exercise) may be exercised only by the Participant. The Administrator may permit Awards other than ISOs to be transferred by gift, subject to such limitations as the Administrator may impose.

4.	Vesting, Etc. The Administrator may determine the time or times at which an Award will vest or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the following rules will apply: immediately upon the cessation of the Participant’s Employment, each Award requiring exercise that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate, and all other Awards that are then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not already vested will be forfeited, except that:

a.	subject to (B) and (C) below, all Stock Options and SARs held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate;

b.	all Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the Participant’s death or termination from Employment by reason of Disability, to the extent then exercisable, will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the Participant’s death or termination of Employment by reason of Disability or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate; and

c.	all Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation if the Administrator in its sole discretion determines that such cessation of Employment has resulted for reasons which cast such discredit on the Participant as to justify immediate termination of the Award.

5.	Taxes. The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law).

6.	Dividend Equivalents, Etc. The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award. Any entitlement to dividend equivalents or similar entitlements shall be established and administered consistent either with exemption from, or compliance with, the requirements of Section 409A.

7.	Rights Limited. Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or any Affiliate to the Participant.

8.	Section 162(m). This Section 6(a)(8) applies to any Performance Award intended to qualify as performance-based for the purposes of Section 162(m) other than a Stock Option or SAR. In the case of any Performance Award to which this Section 6(a)(8) applies, the Plan and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. With respect to such Performance Awards, the Administrator will preestablish, in writing, one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). Prior to grant, vesting or payment of the Performance Award, as the case may be, the Administrator will certify whether the applicable Performance Criteria have been attained and such determination will be final and conclusive. No Performance Award to which this Section 6(a)(8) applies may be granted after the first meeting of the stockholders of the Company held in 2012 until the listed performance measures set forth in the definition of “Performance Criteria” (as originally approved or as subsequently amended) have been resubmitted to and reapproved by the stockholders of the Company in accordance with the requirements of Section 162(m) of the Code, unless such grant is made contingent upon such approval.

9.	Coordination with Other Plans. Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or its Affiliates. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or its Affiliates may be settled in Stock (including, without limitation, Unrestricted Stock) if the Administrator so determines, in which case the shares delivered shall be treated as awarded under the Plan (and shall reduce the number of shares thereafter available under the Plan in accordance with the rules set forth in Section 4). In any case where an award is made under another plan or program of the Company or its Affiliates and such award is intended to qualify for the performance-based compensation exception under Section 162(m), and such award is settled by the delivery of Stock or another Award under the Plan, the applicable Section 162(m) limitations under both the other plan or program and under the Plan shall be applied to the Plan as necessary (as determined by the Administrator) to preserve the availability of the Section 162(m) performance-based compensation exception with respect thereto.

10.	Section 409A. Each Award shall contain such terms as the Administrator determines, and shall be construed and administered, such that the Award either (i) qualifies for an exemption from the requirements of Section 409A, or (ii) satisfies such requirements.

11.	Certain Requirements of Corporate Law. Awards shall be granted and administered consistent with the requirements of applicable Delaware law (or the corporate law of the state that the Company shall be then incorporated in) relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case as determined by the Administrator.

B. Awards Requiring Exercise

1.	Time And Manner Of Exercise. Unless the Administrator expressly provides otherwise, an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award. If the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

2.	Exercise Price. The exercise price (or the base value from which appreciation is to be measured) of each Award requiring exercise shall be 100% (in the case of an ISO granted to a ten-percent stockholder within the meaning of subsection (b)(6) of Section 422, 110%) of the fair market value of the Stock subject to the Award, determined as of the date of grant on the basis of the closing price of the Stock on such date, or such higher amount as the Administrator may determine in connection with the grant. No such Award, once granted, may be repriced other than in accordance with the applicable stockholder approval requirements of Nasdaq. Fair market value shall be determined by the Administrator consistent with the applicable requirements of Section 422 and Section 409A.

3.	Payment Of Exercise Price. Where the exercise of an Award is to be accompanied by payment, payment of the exercise price shall be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of shares of Stock that have been outstanding for at least six months (unless the Administrator approves a shorter period) and that have a fair market value equal to the exercise price, (ii) through a broker-assisted exercise program acceptable to the Administrator, (iii) by other means acceptable to the Administrator, or (iv) by any combination of the foregoing permissible forms of payment. The delivery of shares in payment of the exercise price under clause (i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

4.	Maximum Term. Awards requiring exercise will have a maximum term not to exceed ten (10) years from the date of grant.

VII. EFFECT OF CERTAIN TRANSACTIONS

A.	Mergers, etc. Except as otherwise provided in an Award, the following provisions shall apply in the event of a Covered Transaction:

1.	Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may provide for the assumption of some or all outstanding Awards or for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

2.	Cash-Out of Awards. If the Covered Transaction is one in which holders of Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), the Administrator may provide for payment (a “cash-out”), with respect to some or all Awards or any portion thereof, equal in the case of each affected Award or portion thereof to the excess, if any, of (A) the fair market value of one share of Stock (as determined by the Administrator in its reasonable discretion) times the number of shares of Stock subject to the

Award or such portion, over (B) the aggregate exercise or purchase price, if any, under the Award or such portion (in the case of an SAR, the aggregate base value above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines; provided, that the Administrator shall not exercise its discretion under this Section 7(a)(2) with respect to an Award or portion thereof providing for “nonqualified deferred compensation” subject to Section 409A in a manner that would constitute an extension or acceleration of, or other change in, payment terms if such change would be inconsistent with the applicable requirements of Section 409A.

3.	Acceleration of Certain Awards. If the Covered Transaction (whether or not there is an acquiring or surviving entity) is one in which there is no assumption, substitution or cash-out, each Award requiring exercise will become fully exercisable, and the delivery of any shares of Stock remaining deliverable under each outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated and such shares will be delivered, prior to the Covered Transaction, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the delivery of the shares, as the case may be, to participate as a stockholder in the Covered Transaction; provided, that to the extent acceleration pursuant to this Section 7(a)(3) of an Award subject to Section 409A would cause the Award to fail to satisfy the requirements of Section 409A, the Award shall not be accelerated and the Administrator in lieu thereof shall take such steps as are necessary to ensure that payment of the Award is made in a medium other than Stock and on terms that as nearly as possible, but taking into account adjustments required or permitted by this Section 7, replicate the prior terms of the Award.

4.	Termination of Awards Upon Consummation of Covered Transaction. Each Award will terminate upon consummation of the Covered Transaction, other than the following: (i) Awards assumed pursuant to Section 7(a)(1) above; (ii) Awards converted pursuant to the proviso in Section 7(a)(3) above into an ongoing right to receive payment other than Stock; and (iii) outstanding shares of Restricted Stock (which shall be treated in the same manner as other shares of Stock, subject to Section 7(a)(5) below).

5.	Additional Limitations. Any share of Stock and any cash or other property delivered pursuant to Section 7(a)(2) or Section 7(a)(3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction. In the case of Restricted Stock that does not vest in connection with the Covered Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

B.	Changes in and Distributions With Respect to Stock

1.	Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the Administrator shall make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the Plan and to the maximum share limits described in Section 4(c), and shall also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

2.	Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to stockholders other than those provided for in Section 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder, having due regard for the qualification of ISOs under Section 422, the requirements of Section 409A, and for the performance-based compensation rules of Section 162(m), where applicable.

3.	Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

VIII. LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

IX. AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect materially and adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time of the Award. Any amendments to the Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Administrator.

X. OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to Award a person bonuses or other compensation in addition to Awards under the Plan.

XI. MISCELLANEOUS

(a)  Waiver of Jury Trial.  By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.

(b)  Limitation of Liability.  Notwithstanding anything to the contrary in the Plan, neither the Company, nor any Affiliate, nor the Administrator, nor any person acting on behalf of the Company, any Affiliate, or the Administrator, shall be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax, asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code; provided, that nothing in this Section 11(b) shall limit the ability of the Administrator or the Company to provide by separate express written agreement with a Participant for a gross-up payment or other payment in connection with any such tax or additional tax.

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Administrator”:  The Compensation Committee, except that the Compensation Committee may delegate (i) to one or more of its members such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant rights or options to the extent permitted by Section 157(c) of the Delaware General Corporation Law; and (iii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Administrator” shall include the person or persons so delegated to the extent of such delegation.

“Affiliate”:  Any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as one employer under Section 414(b) and Section 414(c) of the Code, except that in determining eligibility for the grant of a Stock Option or SAR by reason of service for an Affiliate, Sections 414(b) and 414(c) of the Code shall be applied by substituting “at least 50%” for “at least 80%” under Section 1563(a)(1), (2) and (3) of the Code and Treas. Regs. § 1.414(c)-2; provided, that to the extent permitted under Section 409A, “at least 20%” shall be used in lieu of “at least 50%”; and further provided, that the lower ownership threshold described in this definition (50% or 20% as the case may be) shall apply only if the same definition of affiliation is used consistently with respect to all compensatory stock options or stock awards (whether under the Plan or another plan). The Company may at any time by amendment provide that different ownership thresholds (consistent with Section 409A) apply but any such change shall not be effective for twelve (12) months.

“Award”:  Any or a combination of the following:

(i) Stock Options.

(ii) SARs.

(iii) Restricted Stock.

(iv) Unrestricted Stock.

(v) Stock Units, including Restricted Stock Units.

(vi) Performance Awards.

(vii) Cash Awards.

(viii) Awards (other than Awards described in (i) through (vii) above) that are convertible into or otherwise based on Stock.

“Board”:  The Board of Directors of the Company.

“Cash Award”: An Award denominated in cash.

“Code”: The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Compensation Committee”:  The Compensation Committee of the Board.

“Company”:  Atlas Air Worldwide Holdings, Inc.

“Covered Transaction”:  Any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the

Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.

“Disability”:  A Participant’s qualification for long term disability benefits under the Company’s long term disability plan.

“Effective Date”: The date on which the stockholders of the Company approve the Plan.

“Employee”:  Any person who is employed by the Company or an Affiliate.

“Employment”:  A Participant’s employment or other service relationship with the Company and its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or its Affiliates. If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates.

“ISO”:  A Stock Option intended to be an “incentive stock option” within the meaning of Section 422. Each option granted pursuant to the Plan will be treated as providing by its terms that it is to be a non-incentive stock option unless, as of the date of grant, it is expressly designated as an ISO.

“Participant”: A person who is granted an Award under the Plan.

“Performance Award”:  An Award subject to Performance Criteria. The Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

“Performance Criteria”:  Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis (basic or fully diluted); return on equity, investment, capital or assets; one or more operating ratios such as earnings before interest, taxes, and/or depreciation and amortization; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; free cash flow, cash flow, return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); economic value added; strategic business criteria, consisting of one or more objectives based on meeting specific market penetration, geographic business expansion goals, facility construction or completion goals, geographic facility relocation or completion goals, cost targets, customer satisfaction, supervision of litigation or information technology; joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

“Plan”:  The Atlas Air Worldwide Holdings, Inc. 2007 Incentive Plan as from time to time amended and in effect.

“Prior Plan”:  The Company’s Amended and Restated 2004 Long Term Incentive and Share Award Plan.

“Restricted Stock”:  Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

“Restricted Stock Unit”:  A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“SAR”:  A right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Stock of equivalent value) equal to the excess of the fair market value of the shares of Stock subject to the right over the base value from which appreciation under the SAR is to be measured.

“Section 409A”:  Section 409A of the Code.

“Section 422”:  Section 422 of the Code.

“Section 162(m)”:  Section 162(m) of the Code.

“Stock”:  Common Stock of the Company, par value $0.01 per share.

“Stock Option”:  An option entitling the holder to acquire shares of Stock upon payment or satisfaction of the exercise price.

“Stock Unit”:  An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

“Unrestricted Stock”:  Stock not subject to any restrictions under the terms of the Award.

Ñ    DETACH PROXY CARD HERE    Ñ

Please sign, date and return This proxy card in the Enclosed envelope.
☒
Votes MUST be indicated (x) in Black or Blue ink.

1. Election of Directors
     The Board of Directors recommends a vote FOR the listed nominees.

Nominees:	Robert F. Agnew, Timothy J. Bernlohr, Keith E. Butler, Eugene I. Davis, Jeffrey H. Erickson, William J. Flynn, James S. Gilmore, Carol B. Hallett and Frederick McCorkle
Certification:
Pursuant to federal law and Atlas Air Worldwide Holdings, Inc.’s certificate of incorporation and by-laws, voting stock is subject to certain foreign ownership restrictions. By signing below, you represent that (1) you are a United States citizen as that term is defined by federal aviation law, or (2) the shares of stock represented by this Proxy have been registered on the foreign stock record of the Company, as provided in the by-laws.

FOR all nominees for director listed above (except as marked to the contrary).	☐	WITHHOLD AUTHORITY to vote for all nominees listed above.	☐	WITHHOLD AUTHORITY to vote for an individual nominee(s). Write name(s) below.	☐	Mark here if you plan to attend the meeting. ☐

If you attend the meeting, you will be accompanied by ________________
		FOR	AGAINST	ABSTAIN

2.	Approval of the 2007 Incentive Plan in conformance with Section 162(m) of the Internal Revenue Code. The Board of Directors recommends a vote FOR the above proposal.	☐	☐	☐

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SCAN LINE (FPO)

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Please sign exactly as name appears on this Proxy. Joint owners each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give the full title. If signing in the name of a corporation or partnership, please sign full corporate or partnership name and indicate title of authorized signatory.					______________	__________________	____________________
					Date	Share Owner sign here	Co-Owner sign here

ATLAS AIR WORLDWIDE HOLDINGS, INC.
2000 Westchester Avenue, Purchase, New York 10577
Proxy for the Annual Meeting of Stockholders – May 23, 2007
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned appoints Michael L. Barna, Adam R. Kokas and Michael W. Borkowski, and each of them, with full power of substitution in each, as proxies and authorizes them to vote all shares of common stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Atlas Air Worldwide Holdings, Inc., to be held at the offices of Ropes & Gray LLP, 1211 Avenue of the Americas, 38th Floor, New York, NY 10036 on Wednesday, May 23, 2007 at 10:00 a.m., local time, and at any adjournment or postponement of the meeting, as indicated below.

Please date, sign and return this proxy promptly. This Proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted FOR the election as directors of all of the nominees listed on the reverse side and FOR the approval of the 2007 Incentive Plan. The undersigned authorizes the Proxies to vote, in their discretion, upon any other matters as may properly come before the Annual Meeting.

If you plan to attend the meeting, please indicate in the space provided on the reverse side.

The Board of Directors recommends a vote FOR election as directors of the persons named in proposal 1 and FOR the approval of the 2007 Incentive Plan for Senior Executives as set forth in proposal 2.

To change your address, please mark this box and provide your new address below.	☐

Change of address:	ATLAS AIR WORLDWIDE HOLDINGS, INC. P.O. BOX 11162 NEW YORK, N.Y. 10203-0162

IMPORTANT: TO BE SIGNED AND DATED ON THE REVERSE SIDE
Please return this card in the self-addressed envelope provided